Exhibit 2.1


                                MERGER AGREEMENT

                                      Among

                            THE KINETICS GROUP, INC.

              THE BIANCO FAMILY 1991 TRUST, DATED FEBRUARY 1, 1991

                                DAVID J. SHIMMON,

                           BT CAPITAL PARTNERS, INC.,

                        UNITED STATES FILTER CORPORATION

                                     and

                       U.S. FILTER/KG ACQUISITION CORP.


                              DECEMBER 31, 1997



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                                                                        PAGE


                              TABLE OF CONTENTS

I .........................................................................2
      1.1 THE MERGER.......................................................2
      1.2 EFFECTIVE TIME OF THE MERGER.....................................2
      1.3 EFFECT OF THE MERGER.............................................2
      1.4 CERTIFICATE OF INCORPORATION.....................................2
      1.5 BYLAWS...........................................................3
      1.6 DIRECTORS........................................................3
      1.7 OFFICERS.........................................................3
      1.8 ADDITIONAL ACTIONS...............................................3
      1.9 CONVERSION OF SHARES.............................................4
      1.10 EXCHANGE OF SHARES..............................................6
      1.11 NATURE AND QUALIFICATION OF MERGER..............................6
      1.12 ESCROW AGREEMENT; APPOINTMENT OF STOCKHOLDER REPRESENTATIVES....6


II ........................................................................7
      2.1 INCORPORATION, STOCK, ETC........................................7
      2.2 TITLE TO STOCK...................................................8
      2.3 AUTHORITY; BINDING EFFECT........................................8
      2.4 CERTIFICATE OF INCORPORATION, BY-LAWS AND AGREEMENTS.............9
      2.5 INTERESTS IN OTHER ENTITIES......................................9
      2.6 CORPORATE RECORDS................................................9
      2.7 CONSENTS AND APPROVALS OF GOVERNMENTAL AUTHORITIES...............9
      2.8 FINANCIAL STATEMENTS.............................................10
      2.9 ABSENCE OF UNDISCLOSED LIABILITIES...............................10
      2.10 TAX RETURNS.....................................................10
      2.11 ABSENCE OF CERTAIN DEVELOPMENTS.................................11
      2.12 CONTRACTS, COMMITMENTS AND PROPOSALS............................13
      2.13 LITIGATION; COMPLIANCE..........................................14
      2.14 LABOR RELATIONS.................................................15
      2.15 NO VIOLATION OF LAWS OR AGREEMENTS; CONSENTS....................16
      2.16 CONDITION OF ASSETS.............................................16
      2.17 ENVIRONMENTAL MATTERS...........................................16
      2.18 BROKERAGE.......................................................18
      2.19 RESTRICTIVE DOCUMENTS...........................................18
      2.20 BOOKS AND RECORDS...............................................19
      2.21 INVENTORY.......................................................19
      2.22 RECEIVABLES.....................................................19
      2.23 BANK ACCOUNTS...................................................19
      2.24 REAL PROPERTY...................................................20
      2.25 EMPLOYEE BENEFITS...............................................20
      2.26 INSURANCE.......................................................23
      2.27 INSIDER INTERESTS...............................................23
      2.28 PERMITS.........................................................23
      2.29 INTELLECTUAL PROPERTY...........................................24
      2.30 DISCLOSURE......................................................24
      2.31 INVESTMENT REPRESENTATION.......................................24

                                       i

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III .......................................................................25
      3.1 INCORPORATION, STOCK, ETC........................................25
      3.2 AUTHORITY; BINDING EFFECT; AND CONSENTS..........................26
      3.3 CONSENTS AND APPROVALS OF GOVERNMENTAL AUTHORITIES...............26
      3.4 BROKERAGE........................................................26
      3.5 CONTINUATION OF COMPANY BUSINESS.................................26
      3.6 PUBLIC FILINGS...................................................26


IV ........................................................................27
      4.1 ACCESS TO THE COMPANY............................................27
      4.2 COMPANY MATERIAL ADVERSE CHANGES.................................27
      4.3 CONDUCT OF BUSINESS..............................................27
      4.4 NOTIFICATION OF CERTAIN MATTERS..................................29
      4.5 PRESERVATION OF BUSINESS PRIOR TO CLOSING DATE...................30


V  ........................................................................30
      5.1 ACQUISITION PROPOSALS............................................30
      5.2 REGISTRATION OF ACQUISITION SHARES...............................30
      5.3 RESTRICTIONS ON RESALE OF ACQUISITION SHARES.....................35
      5.4 POOLING-OF-INTERESTS.............................................35
      5.5 HART-SCOTT-RODINO................................................35
      5.6 NOTIFICATION OF MATERIAL ADVERSE CHANGE..........................35
      5.7 NONCOMPETITION...................................................36


VI ........................................................................38
      6.1  GENERAL CONDITIONS..............................................38
      6.2  CONDITIONS TO  OBLIGATIONS OF U.S.  FILTER AND  ACQUISITION
           SUBSIDIARY......................................................38
      6.3  CONDITIONS TO OBLIGATIONS OF THE COMPANY AND THE STOCKHOLDERS...40


VII .......................................................................41
      7.1 SURVIVAL OF REPRESENTATIONS......................................41
      7.2 GENERAL INDEMNIFICATION BY COMPANY STOCKHOLDERS..................42
      7.3 CLAIMS FOR INDEMNIFICATION.......................................43
      7.4 DEFENSE BY INDEMNIFYING PARTY....................................43
      7.5 NO CONTRIBUTION RIGHTS...........................................44
      7.6 ARBITRATION......................................................44

VIII ......................................................................45
      8.1 TERMINATION OF AGREEMENT.........................................45
      8.2 EFFECT OF TERMINATION............................................46


IX ........................................................................46
      9.1 VOTING...........................................................46
      9.2 OWNERSHIP........................................................46
      9.3 RESTRICTION ON TRANSFER..........................................47


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      9.4 INVESTMENT INTENTION.............................................47
      9.5 TERMINATION OF AGREEMENTS........................................47
      9.6 TERMINATION......................................................48
      9.7 EFFECTIVE DATE; SUCCESSION REMEDIES..............................48
      9.8 NATURE OF HOLDINGS; SHARES.......................................48


X .........................................................................49
      10.1 AMENDMENT AND MODIFICATIONS.....................................49
      10.2 WAIVER OF COMPLIANCE............................................49
      10.3 EXPENSES........................................................49
      10.4 GOOD FAITH EFFORTS; FURTHER ASSURANCES..........................49
      10.5 REMEDIES........................................................49
      10.6 NOTICES.........................................................50
      10.7 ASSIGNMENT......................................................52
      10.8 PUBLICITY.......................................................52
      10.9 GOVERNING LAW...................................................52
      10.10 COUNTERPARTS...................................................52
      10.11 HEADINGS.......................................................52
      10.12 ENTIRE AGREEMENT...............................................52
      10.13 THIRD PARTIES..................................................52

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EXHIBITS

Exhibit A         Certificate of Merger
Exhibit B         Escrow Agreement
Exhibit C         Opinion of Counsel to the Company and the Stockholders
Exhibit D         Form of Affiliate Letters
Exhibit E         Opinion of Damian C. Georgino, Esq., Vice President and
                  General Counsel of U.S. Filter

SCHEDULES

Schedule 1.9(g)   Indebtedness
Schedule 2.1      Authorized Capital Stock of the Company
Schedule 2.8      Financial Statements
Schedule 2.9      Liabilities
Schedule 2.10     Tax Returns
Schedule 2.12     Contracts, Commitments and Proposals
Schedule 2.13     Litigation
Schedule 2.14     Labor Matters
Schedule 2.16     Encumbrances
Schedule 2.17(b)  Environmental Reports
Schedule 2.17(c)  Environmental Compliance
Schedule 2.17(d)  Environmental Conditions
Schedule 2.17(e)  Environmental Treatment, Storage & Disposal
Schedule 2.22     Receivables
Schedule 2.23     Bank Accounts
Schedule 2.24     Real Property
Schedule 2.25     Employee Benefit Plans
Schedule 2.26     Insurance Policies
Schedule 2.27     Insider Interests
Schedule 2.28     Permits
Schedule 2.29     Intellectual Property
Schedule 5.7      Geographic Areas of Business
Schedule 5.7(b)   Current Investments
Schedule 9.2      Interests
Schedule 9.5      Stockholder Agreements

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                            INDEX TO DEFINED TERMS

      Acquisition Shares....................................................
      Acquisition Subsidiary................................................
      Agreement.............................................................
      Average Trading Price.................................................
      Benefit Plan..........................................................
      Business..............................................................
      Certificate of Merger.................................................
      Claims................................................................
      Closing...............................................................
      Closing Date..........................................................
      Commission............................................................
      Company...............................................................
      Company Financial Statements..........................................
      Company Group.........................................................
      Company Plan..........................................................
      Company Preferred Stock...............................................
      Company Series A Common Stock.........................................
      Company Series B Common Stock.........................................
      Company Stock.........................................................
      Defined Benefit Plan..................................................
      Delaware Code.........................................................
      Effective Time........................................................
      Encumbrances..........................................................
      Environmental Condition...............................................
      Environmental Laws....................................................
      ERISA.................................................................
      Escrow Agreement......................................................
      Escrow Shares.........................................................
      Fully-Diluted Number..................................................
      Hazardous Substance...................................................
      HSR Act...............................................................
      Indemnified Party.....................................................
      Indemnifying Party....................................................
      Indemnitees...........................................................
      Intellectual Property ................................................
      IRC...................................................................
      IRS...................................................................
      Law...................................................................
      Litigation............................................................
      Merger................................................................
      Merger Shares.........................................................
      Multiemployer Plan....................................................
      Noncompetition Period.................................................
      Other Agreements......................................................
      Permits...............................................................
      Person................................................................
      Purchase Price........................................................
      Purchase Price Adjustment.............................................

      Qualified Plan........................................................
      Real Property.........................................................
      Receivables...........................................................
      Registration Statement................................................
      Related Party.........................................................
      Registration Expenses.................................................
      Securities Act........................................................
      Stockholders..........................................................
      Subsidiaries..........................................................
      Surviving Corporation.................................................
      U.S. Filter...........................................................
      U.S. Filter Common Stock..............................................

                               MERGER AGREEMENT


      This MERGER AGREEMENT (this "Agreement") is made and entered into as of this 31st day of December, 1997, by and among United States Filter Corporation, a Delaware corporation ("U.S. Filter"), U.S. Filter/KG Acquisition Corp., a Delaware corporation ("Acquisition Subsidiary"), The Kinetics Group, Inc., a Delaware corporation (the "Company"), and each of The Bianco Family 1991 Trust, dated February 1, 1991 ("The Bianco Family Trust"), David J. Shimmon, and BT Capital Partners, Inc. (each, a "Stockholder," and collectively, the "Stockholders")(all stockholders of the Company, including both the Stockholders and all other Company stockholders who are not parties to this Agreement, shall be referred to herein collectively as the "Company Stockholders," and each individually as a "Company Stockholder").

                             W I T N E S S E T H:

      WHEREAS, the Company Stockholders own an aggregate of 3,892,500 shares of Series A Common Stock, par value US$.01 per share, of the Company (the "Company Series A Common Stock"), 3,675,000 shares of Series B Common Stock, par value US$.01 per share, of the Company (the "Company Series B Common Stock"), 1,687,500 shares of Series A Preferred Stock, par value US$.01 per share, of the Company (the "Company Series A Preferred Stock") and 386,233 shares of Series B Preferred Stock, par value US$.01 per share, of the Company (the "Company Series B Preferred Stock," and together with the Company Series A Common Stock, the
Company Series B Common Stock and the Company Series B Preferred Stock, the "Company Stock"), and such shares constitute all of the issued and outstanding shares of the capital stock of the Company; and

      WHEREAS, concurrent with the Closing (as defined herein), U.S. Filter and the Company shall cause Acquisition Subsidiary to merge with and into the Company pursuant to Section 251 of the General Corporation Law of the State of Delaware (the "Delaware Code"), thereby causing the Company to become a wholly owned subsidiary of U.S. Filter; and

      WHEREAS, for federal income tax purposes, the parties hereto intend that the Merger shall qualify as a reorganization within the meaning of Sections 368(a)(1)(A) and (a)(2)(E) of the United States Internal Revenue Code of 1986, as amended, and the applicable rulings and regulations thereunder (the "IRC");

      WHEREAS, for accounting purposes, the parties hereto intend that the Merger will be accounted for as a "pooling-of-interests"; and

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      NOW, THEREFORE,  in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the parties agree as follows:





                                   ARTICLE I
                                  THE MERGER

      1.1. THE MERGER. Upon the terms and conditions set forth in this Agreement and in accordance with the Delaware Code, U.S. Filter and the Company shall, on the Closing Date (as defined below), cause Acquisition Subsidiary to merge with and into the Company, with the Company as the surviving corporation, pursuant to Section 251 of the Delaware Code (the "Merger"). Following the Merger, the separate corporate existence of Acquisition Subsidiary shall cease and the Company will continue as the surviving corporation (the "Surviving Corporation") and will succeed to and assume all of the rights and obligations of Acquisition Subsidiary and the Company in accordance with the Delaware Code. The closing of the transactions contemplated herein (the "Closing") shall occur at 8:30 a.m., Pacific Time, on January 15, 1998 (the "Closing Date") at the offices of O'Melveny & Myers LLP, 610 Newport Center Drive, Suite 1700, Newport Beach, California, or by delivery of all documents and other items contemplated by the Closing through the use of interstate mails and courier deliveries or use of facsimile copies (to be followed by original mailed copies) on such earlier or later date as all Conditions to Closing shall have been met, or at such other time and date or in such other manner as the parties hereto shall agree to in writing.

      1.2. EFFECTIVE TIME OF THE MERGER. Subject to the provisions of this Agreement, as soon as practicable on or after the Closing Date, the parties will file a certificate of merger substantially in the form attached hereto as Exhibit A (the "Certificate of Merger") or other appropriate documents executed in accordance with the relevant provisions of the Delaware Code and will make all other filings or recordings required under the Delaware Code. Notwithstanding anything to the contrary, the parties hereby agree that they will treat the Merger for legal and accounting purposes as having become effective as of December 31, 1997 (the "Effective Time").

      1.3.  EFFECT OF THE MERGER.  The Merger will have the effects set forth in
Section 259 of the Delaware Code.

      1.4.  CERTIFICATE  OF  INCORPORATION.   Except  as  provided  herein,  the
Certificate of Incorporation of Acquisition

Subsidiary, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended in accordance with applicable law. Article I of the Certificate of Incorporation of the Surviving Corporation shall be amended in its entirety to read as follows: "The name of this Corporation is: The Kinetics Group, Inc."

      1.5.  BYLAWS.  The  Bylaws  of  Acquisition   Subsidiary,   as  in  effect
immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended in accordance with applicable law.

      1.6. DIRECTORS. At the Effective Time, the directors of the Company immediately prior to the Effective Time shall be deemed to have resigned at such time and the following persons shall be deemed to be directors of the Surviving Corporation until their successors are elected and qualified:

                              Richard J. Heckmann
                              Damian C. Georgino
                                Kevin L. Spence
                               David J. Shimmon

      1.7. OFFICERS. The executive officers of the Surviving Corporation from the Effective Time shall be the following persons, each of whom shall hold office until his successor is elected or appointed and qualified:

            Richard J. Heckmann    -  Chairman of the Board

            David J. Shimmon       -  Chief Executive Officer and
                                      President

            Kevin L. Spence        -  Vice President and Chief Financial
                                      Officer

            Damian C. Georgino     -  Vice President and Secretary

      1.8 ADDITIONAL ACTIONS. If, at any time after the Closing Date, the Surviving Corporation determines or is advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of Acquisition Subsidiary or the Company or otherwise to carry out this Agreement, the officers and directors of the Surviving Corporation will have the power and authority to execute and deliver, in the name and on behalf of Acquisition Subsidiary or the Company, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of Acquisition Subsidiary or the Company, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this Agreement.

      1.9         CONVERSION OF SHARES.

            (a) As of the Effective Time, by virtue of the Merger and without any action on the part of any holder of shares of Company Stock:

                  (i) Each share of Company Stock shall cease to be outstanding.

                  (ii) Each share of Company  Series A Common  Stock,  including
            Company Series B Common Stock deemed to have been converted into Company Series A Common Stock, shall be converted into the right to receive the number of shares of U.S. Filter Common Stock, par value US$.01 per share (the "U.S. Filter Common Stock"), determined by dividing (X) the quotient of the "Purchase Price," (as defined below and as reduced by any Purchase Price Adjustment, as defined below) divided by the "Fully-Diluted Number" (defined as the aggregate of the number of issued and outstanding shares of Company Series A Common Stock plus the number of shares of Company Series B Common Stock on the Closing Date, plus the aggregate number of shares of Company Series B Common Stock into which the Company Preferred Stock is convertible) by (Y) the "Average Trading Price" (as defined below); the number of shares of U.S. Filter Common Stock into which Company stock is converted as of the Effective Time shall be adjusted for any stock dividend, stock split or stock combination of U.S. Filter Common Stock between the date hereof and the date of Closing.

                  (iii) The  "Purchase  Price"  means US  $230,000,000  minus an amount equal to all third party bank or institutional debt of the Company as of December 31, 1997 (net of any cash balances of the Company on hand as of such date).

                  (iv) Each share of Company  Preferred Stock shall be converted into the right to receive the number of shares of U.S. Filter Common Stock that the holder of such share of Preferred Stock would have been entitled to receive under the calculation in subsection (ii) above had the holder converted such share into Company Series B Common Stock immediately prior to the

            Effective Time at the respective conversion prices then in effect and after giving effect to all of the anti-dilution provisions of the Company's Certificate of Incorporation.

            (b) The Purchase Price shall be reduced, dollar for dollar, by the following (the aggregate of which is the "Purchase Price Adjustment"):

                  (i) the aggregate  amount of any payments owed to employees of the Company or any Subsidiaries on the Closing Date and triggered by the transactions contemplated by this Agreement (including, but not limited to, any acceleration of the vesting schedules in any employee option agreement triggered by this Agreement).

      Any amounts deducted by reason of the Purchase Price Adjustment shall be deemed paid by U.S. Filter by virtue of the reduction in consideration for the Company Stock.

            (c) "Average Trading Price" means $31.259.

            (d) Any employee stock options to purchase Company Stock outstanding and not exercised on the Closing Date shall be automatically converted into options to purchase the number of shares of U.S. Filter Common Stock that the holder of such options would have been entitled to receive under the calculation in Section 1.9(a)(ii) above had the holder converted such options into Company Series A Common Stock immediately prior to the Effective Time (with the exercise price being adjusted accordingly), which shares the Company has registered with the Securities and Exchange Commission (the "Commission") on Form S-8.

            (e) No certificates representing fractional shares of U.S. Filter Common Stock will be issued upon the surrender for exchange of a certificate or certificates representing Company Stock. In lieu of any such fractional shares, each Company Stockholder who otherwise would be entitled to receive a fractional share of U.S. Filter Common Stock will be entitled to receive from U.S. Filter a cash payment equal to such fraction multiplied by the Average Trading Price.

            (f) U.S. Filter hereby agrees to assume all third party bank debt of the Company and all other indebtedness of the Company incurred in the ordinary course of business, except for such indebtedness as set forth in
      Schedule 1.9(g), which the Company hereby agrees to pay off prior to Closing.

      1.10 EXCHANGE OF SHARES. Immediately following the Merger, upon surrender by the Company Stockholders of the certificates representing the Company Stock, U.S. Filter shall cause to be issued to the Company Stockholders certificates representing the Acquisition Shares (as defined in Section 5.2 hereof), less any Acquisition Shares placed in escrow pursuant to Section 1.12. By acceptance of the Acquisition Shares, each Company Stockholder acknowledges and agrees that each such certificate will be stamped or imprinted with a legend in substantially the following form:

      "THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE DISTRIBUTED, SOLD, TRANSFERRED, ASSIGNED, HYPOTHECATED OR OFFERED UNLESS THERE IS IN EFFECT A REGISTRATION STATEMENT UNDER SUCH ACT AND LAWS COVERING SUCH SECURITIES OR THE ISSUER RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES REASONABLY SATISFACTORY TO THE ISSUER OR A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION INDICATING THAT SUCH DISTRIBUTION, SALE, TRANSFER, ASSIGNMENT, HYPOTHECATION OR OFFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT AND LAWS.

      THE SECURITIES EVIDENCED BY THIS CERTIFICATE ARE ALSO SUBJECT TO RESTRICTIONS ON RESALE CONTAINED IN THAT CERTAIN MERGER AGREEMENT, DATED AS OF DECEMBER 31, 1997, A COPY OF WHICH IS AVAILABLE FROM THE SECRETARY OF THE ISSUER."

      1.11 NATURE AND QUALIFICATION OF MERGER. This Agreement contemplates that the Merger will be a tax free merger in a reorganization pursuant to Sections 368(a)(1)(A) and (a)(2)(E) of the IRC, whereby the Company Stockholders will receive capital stock in U.S. Filter in exchange for their capital stock in the Company. The parties hereto expect that the Merger will further certain of their business purposes objectives, including, without limitation, the expansion of the Company's high-purity process piping business and the enhancement of earnings created thereby. In doing so, following the Merger, the parties hereto currently intend to carry on at least one significant historic business enterprise of the Company, or to use at least a significant portion of the Company's historic business assets in a business, in each case, within the meaning of Treasury Reg. ss.1.368-1(d).

      1.12  ESCROW  AGREEMENT;   APPOINTMENT  OF  STOCKHOLDER   REPRESENTATIVES.
Approval of this Agreement by the Company Stockholders will constitute appointment of The Bianco Family Trust and BT Capital Partners, Inc. as representatives and attorneys-in-fact (collectively, the "Stockholder

Representatives") to represent such Company Stockholders in connection with the transactions contemplated by this Agreement and the Escrow Agreement, and to take any and all other action on their behalf hereunder that may be taken by Company Stockholders under the terms of this Agreement and the Escrow Agreement, including powers to transfer such Company Stockholders' interests in the Escrow Shares (as defined herein) in accordance with this Agreement and the Escrow Agreement. Each Company Stockholder understands and agrees that the Stockholder Representatives have been appointed as the Stockholder Representatives by each of the other Company Stockholders. U.S. Filter and Acquisition Subsidiary shall be entitled to rely on the advice, information and decisions of the Stockholder Representative without any obligation independently to verify, authenticate or seek the confirmation or approval of the Stockholder Representatives' advice, information or decisions or any other facts from the Company Stockholders or any other Person. The Stockholder Representatives named above shall continue to serve as such until written notice of any change is received by U.S. Filter and Acquisition Subsidiary. At the Closing, U.S. Filter shall deposit five percent (5%) of all Company Stockholders' Acquisition Shares (the "Escrow Shares") in an escrow account in accordance with the terms and conditions of an escrow agreement substantially in the form attached hereto as Exhibit B (the "Escrow Agreement"). The Escrow Shares shall be in the name and specifically for the account of the Company Stockholders, as set forth in the Escrow Agreement, and shall be held to satisfy any "Claims" (defined as any and all claims, losses, demands, causes of action, suits, proceedings, administrative proceedings, losses, judgments, decrees, debts, damages, liabilities, court costs, attorneys' fees and any other expenses incurred, assessed or sustained) of the Indemnitees (as defined below) for indemnification pursuant to Section 7.2 of this Agreement.


                                  ARTICLE II
                        REPRESENTATIONS AND WARRANTIES
                      OF THE COMPANY AND THE STOCKHOLDERS

      The Company, and, as to the representations regarding the Stockholders in Sections 2.2, 2.3, 2.7, 2.15, 2.18 and 2.31, the Company and the Stockholders jointly and severally, hereby represent and warrant to U.S.
Filter as follows:

      2.1 INCORPORATION, STOCK, ETC. (a) The Company and each subsidiary of the Company listed on Schedule 2.1, which list is an accurate and complete list of the Company's subsidiaries (the "Subsidiaries") is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and is duly qualified and in good standing as a foreign corporation and is duly authorized to transact business in each jurisdiction wherein the character of the properties owned or leased by it or the nature of the activities conducted by it makes such qualification and good standing necessary, except where the failure to be so qualified does not have a material adverse effect on the Company or any Subsidiary taken as whole,
(b) the Company and each Subsidiary has full corporate power and authority to own or lease its properties and to carry on its business as it is now being conducted, (c) the authorized capital stock of the Company and each Subsidiary, and the issued and outstanding shares is set forth on Schedule 2.1, (d) the shares of Company Stock and all shares of capital stock of the Subsidiaries have been duly authorized and validly issued and are fully paid and nonassessable,
(e) except as set forth on Schedule 2.1, neither the Company nor any Subsidiary is bound by any subscription, option, warrant, conversion privilege, or other right, call, agreement or commitment to issue or sell, or any obligation, agreement or commitment to purchase or otherwise acquire any of its authorized capital stock or any securities convertible into or exchangeable for any of its authorized capital stock, (f) none of the Company Stock or any shares of capital stock of the Subsidiaries have been issued in violation of any preemptive or contractual rights of any "Person" (defined to include a natural person, a corporation, an association, a partnership, a limited liability company, a trust, a joint venture, an unincorporated organization, a business, any other legal entity and any governmental body) (and no such preemptive or contractual rights will exist at the Closing Date), (g) all of the Company Stock and all shares of capital stock of the Subsidiaries has been issued in compliance with all applicable securities laws, and (h) there are no stockholders' voting trusts or similar agreements with respect to the Company Stock or any shares of capital stock of the Subsidiaries.

      2.2 TITLE TO STOCK. Each Stockholder is the beneficial and record owner of all of the shares of Company Stock in the amounts set forth on Schedule 2.1, and each has good and marketable title thereto, free and clear of any liens, "Encumbrances" (defined as any liability, debt, mortgage, deed of trust, pledge, security interest, encumbrance, option, right of first refusal, agreement of sale, adverse claim, easement, lien, assessment, restrictive covenant, encroachment, burden or charge of any kind or nature whatsoever or any item similar or related to the foregoing), security agreements, equities, charges, conditions and restrictions. The Company, directly or indirectly, beneficially owns and owns of record all of the capital stock of the Subsidiaries and has marketable title to such stock, free and clear of any liens, Encumbrances, security agreements, equities, charges, conditions and restrictions.

      2.3 AUTHORITY; BINDING EFFECT. (a) The execution, delivery and performance by the Company of this Agreement and each agreement or document contemplated hereby to be executed and delivered in connection with the transactions contemplated by this Agreement on or before the Closing (the "Other Agreements"), and the consummation of the transactions contemplated hereby and thereby by the Company have been duly and validly authorized by all necessary action on the part of the Company Stockholders and the Company, (b) each Stockholder has the legal capacity to enter into this Agreement and the Other Agreements and to consummate the transactions contemplated hereby and thereby, (c) the Company has the corporate power and authority to enter into this Agreement and the Other Agreements and to carry out the transactions contemplated hereby and thereby and (d) this Agreement and each Other Agreement is a valid and binding obligation of each Stockholder and the Company, enforceable against each Stockholder and the Company in accordance with its respective terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally or by equitable remedies.

      2.4 CERTIFICATE OF INCORPORATION, BY-LAWS AND AGREEMENTS. Copies of (a) the certificate of incorporation of the Company as certified by the Secretary of State of Delaware, (b) the by-laws of the Company certified by the Secretary of the Company, (c) the charter documents and by-laws for each Subsidiary and (d) the minute books of the Company and each Subsidiary have heretofore been made available to U.S. Filter and its representatives and such copies are each true and complete copies of such instruments or records as amended to the date hereof.

      2.5 INTERESTS IN OTHER ENTITIES. The Company has no subsidiaries other than the Subsidiaries and does not own, directly or indirectly, any capital stock or other equity or ownership or proprietary interest in any other corporation, partnership, limited liability company, association, trust, joint venture or other entity.

      2.6 CORPORATE RECORDS. All material proceedings or meetings of stockholders and directors of the Company and each Subsidiary, and all material consents to actions taken thereby, are accurately reflected in the minutes and records contained in the corporate minute books of the Company and each Subsidiary.

      2.7 CONSENTS AND APPROVALS OF GOVERNMENTAL AUTHORITIES. No consent, approval or authorization of, or declaration, filing or registration by any Stockholder or the Company with any governmental or regulatory authority is required by virtue of the status, business or activities of the Company or such Stockholder (other than any necessary filing under the Hart-Scott-Rodino Antitrust Improvement Acts of 1976, as amended (the

"HSR Act")) in connection with the execution and delivery by the Stockholders or the Company of this Agreement and the Other Agreements and the consummation of the transactions contemplated hereby and thereby.

      2.8 FINANCIAL STATEMENTS. The consolidated financial statements of the Company (the "Company Financial Statements") are the balance sheets, income statements and statements of cash flows for the Company for each of the three years ended September 30, 1997, September 30, 1996 and September 30, 1995. The Company Financial Statements have been provided to U.S. Filter and have been prepared in accordance with generally accepted accounting principles on a consistent basis throughout the indicated periods, present fairly in all material respects the financial condition, assets and liabilities and results of operation of the Company and the Subsidiaries at the dates and for the relevant periods indicated in accordance with generally accepted accounting principles and except as set forth on Schedule 2.8, have been audited by Ernst & Young LLP.

      2.9 ABSENCE OF UNDISCLOSED LIABILITIES. The Company and each Subsidiary has no debt, obligation or liability, absolute, fixed, contingent or otherwise, of any nature whatsoever, whether due or to become due, including any unasserted Claim, whether incurred directly or by any predecessor thereto, and whether arising out of any act, omission, transaction, circumstance, sale of goods or services, state or facts or other condition, except (i) those reflected or reserved against on the Company Financial Statements in the amounts shown therein, (ii) those not required under generally accepted accounting principles to be reflected and reserved against in the Company Financial Statements that are expressly quantified and set forth in the contracts listed in Schedule 2.12;
(iii) those disclosed on Schedule 2.9; and (iv) those of the same nature as those set forth on the Company Financial Statements that have arisen in the ordinary course of business of the Company after September 30, 1997 through the date hereof, all of which have been consistent in amount and character with past practice and experience, and none of which, individually or in the aggregate, has had or will have an adverse effect on the business, financial condition or prospects of the Company and its Subsidiaries, taken as a whole, and none of which is a liability for breach of contract or warranty or has arisen out of tort, infringement of any intellectual property rights or violation of "Law" (defined to include any applicable federal, state, municipal, local or foreign statute, law, ordinance, rule, regulation or order of any kind or nature whatsoever including any public policy, order of any governmental body or principle of common law) or is claimed in any pending or threatened legal proceeding.

      2.10 TAX RETURNS.  Except as disclosed in Schedule

2.10, (a) The Company and each Subsidiary has timely filed (taking into account all extensions) all federal, state, and local tax returns for income taxes, sales taxes, use taxes, withholding taxes, and employment taxes required by law to have heretofore been filed, (b) the Company and each Subsidiary has paid or caused to be paid all taxes, interest, deficiencies, assessments and penalties which would be delinquent if not heretofore paid pursuant to said returns, (c) no federal and state income tax returns of the Company or any Subsidiary for any taxable years are currently being audited, nor has the Company or any Subsidiary received a written notice of pending audit or inquiry with respect thereto from any state or federal income tax authority, and no proceedings for unpaid tax deficiencies are pending before the United States Internal Revenue Service (the "IRS") or any state tax authority, (d) the Company has made available to U.S. Filter true and correct copies of all of the Company's and each Subsidiary's federal and state income tax returns that have been filed for the past five years, and (e) neither the Company nor any Subsidiary has entered into any extension agreement or any other agreement, consent or election, which would have a material and adverse effect on its liability for any Federal or state income taxes or which has extended the time for assessment, payment or collection of any such taxes. The returns delivered to U.S. Filter, including amendments to date, have been prepared in good faith without negligence or willful misrepresentation and reflect completely and accurately all liability for taxes of the Company and each Subsidiary for the periods covered thereby, whether or not due and payable and whether or not disputed. All federal, state and local income taxes, sales taxes, use taxes, withholding taxes and employment taxes (including interest and penalties) payable by, or due from, the Company and each Subsidiary have been fully paid or adequately disclosed and fully provided for in the books and financial statements of the Company.

      2.11 ABSENCE OF CERTAIN DEVELOPMENTS. During the period commencing September 30, 1997 and ending on the Closing Date, neither the Company nor any Subsidiary has:

            (a) issued any notes, bonds or other debt securities, any equity securities, any profits interests, or any securities exchangeable for or convertible into any equity securities or profits interests;

            (b) declared or made any payment or distribution of cash or other property, or any equity securities or profits interests, to its stockholders with respect to its capital stock or purchased or redeemed any shares of its capital stock or made any interest, principal or other payments to the Stockholders with respect to any amounts owing to them except for scheduled payments of stock dividends on outstanding Company Preferred Stock;

            (c) (i) borrowed any amounts (except for ordinary course draws from existing borrowings) or (ii) entered into any other liabilities in excess of US$10,000 which are not in the ordinary course of business;

            (d) sold, assigned or transferred any of its assets with a value of more than US$100,000 except in the ordinary course of business;

            (e) compromised any debt or Claim with a value of more than US$10,000, except for debts or Claims compromised with customers in the ordinary course of business;

            (f) incurred any extraordinary losses or intentionally waived any rights of a value in excess of US$100,000 in the aggregate, except for rights waived with respect to customers in the ordinary course of business;

            (g) suffered any theft, destruction, damage or casualty loss in excess of US$250,000 in the aggregate, not covered by insurance;

            (h)  engaged in any knowingly material and adverse transaction;

            (i) authorized any general increase in the compensation of its employees (including any such increase pursuant to any bonus, pension, profit sharing or other plan or commitment) or any general increase in the compensation payable or to become payable to any employee other than in the ordinary course of business (such as pursuant to a customary annual salary and bonus reviews);

            (j) intentionally waived, canceled or released any material right, Claim or amount receivable except for rights waived in the ordinary course of business or that not having any material adverse effect on the Company and its Subsidiaries, taken as a whole;

            (k) created, terminated or amended, or waived a right under, a material agreement of the Company or any Subsidiary other than in the ordinary course of business;

            (l) suffered any material adverse change in its financial condition, assets, liabilities (absolute, accrued, contingent or otherwise), net worth, prospects, earning power, reserves, business or operations;

            (m) suffered a labor strike or other labor trouble;

            (n) made any payment to any Stockholder, officer or director (or a relative or affiliate of any of such persons) or any employee or consultant ("Related Party") required to be disclosed on Schedule 2.27, other than as described therein;

            (o) made any change in any method of accounting or accounting practice which would have a material adverse effect on the assets or operations of the Company or any Subsidiary; or

            (p) agreed, whether in writing or otherwise, to take any action described in this Section.

      2.12        CONTRACTS, COMMITMENTS AND PROPOSALS.

            (a) Except as listed in Schedule 2.12, neither the Company nor any Subsidiary is bound by any of the following as a principal obligor (1.e., as direct contracting party and not as agent for another party):

                        (i) any contract or commitment which requires payment or
            services in excess of US$100,000 or which has an unexpired term in excess of one year;

                        (ii) any agreement, contract or instrument that grants a
            power of attorney, agency or similar authority to another Person or entity which was not entered into in the ordinary course of business or is not terminable at will by the Company;

                        (iii) any  agreement,  contract or commitment to loan or
            advance to, invest in, or guaranty any indebtedness or obligation of, any individual, partnership, joint venture, corporation, trust, unincorporated organization or other entity, where the principal amount thereof is more than US$50,000 in the ordinary course of the Company's business, or, if such agreement, contract, commitment or guarantee is not in the ordinary course of business of the Company, any amount whatsoever;

                        (iv) other than listed on Schedule 2.12(a)(i), any agreement, contract or commitment relating to the employment of any Person by the Company or any Subsidiary not terminable at will by the employer, or any bonus, deferred compensation, pension, severance, profit sharing, stock option, employee stock purchase, retirement or other employee benefit plan;

                        (v) any  consulting or similar type of contract which is
            not, without a payment required thereunder (beyond those due for work performed or materials delivered thereunder), terminable upon ninety days' (or less) notice;

                        (vi) any confidentiality, non-disclosure or similar agreement;

                        (vii) any agreement, contract or commitment which has an
            adverse impact on the business or operations of the Company and its Subsidiaries, taken as a whole, in excess of US$100,000;

                        (viii) any  agreement,  contract or commitment  limiting
            the freedom of the Company or such Subsidiary from engaging in its present business;

                        (ix) any contract or agreement  that contains a right of
            first refusal with respect to any material asset of the Company or such Subsidiary; and

                        (x) any unexpired  written bid or proposal to enter into
            any of the agreements identified above that is of a nature that it could, as presented, be accepted by a third party and be thereby binding upon the Company or such Subsidiary.

            (b) Each contract, agreement and commitment listed in Schedule 2.12 is valid and in full force and effect and there exists no (i) default or event of default or (ii) event, occurrence, condition or act which, with the giving of notice or the lapse of time, would become a default or event of default thereunder where such default or event of default would result in a material adverse effect on the Company and the Subsidiaries, taken as a whole. The Company or the applicable Subsidiary has fully performed all of the terms or conditions of any contract or agreement set forth in
      Schedule 2.12 (or required to be set forth in such Schedule) in all respects which is required to be performed on or prior to the date hereof and all of the covenants required to be performed by any other party thereto on or prior to the date hereof have been performed in all respects, except where failure to perform would not result in a material adverse effect on the Company and its Subsidiaries, taken as a whole. A copy of each contract, agreement or commitment listed in Schedule 2.12 has heretofore been made available or delivered to, U.S. Filter and such copy is true, correct and complete.

      2.13 LITIGATION; COMPLIANCE. (a) Except as set forth on Schedule 2.13, there is no action, suit or proceeding of any kind whatsoever, whether civil, criminal or administrative, by or before any governmental authority or arbitrator ("Litigation"), pending or, to the knowledge of the Company, threatened, nor to the knowledge of the Company is there any basis for any Litigation, and there is no written judgment, decree, injunction, award or order outstanding, against or affecting the Company or any Subsidiary, the business of the Company or any Subsidiary, any of the Company's or a Subsidiary's assets, the Company Stock, the stock of any Subsidiary or any transaction contemplated by this Agreement or any Other Agreements; and (b) neither the Company nor any Subsidiary has received any notice claiming any violation of any Law, and, to the knowledge of the Company, has not been during the past five years nor to the knowledge of the Company is the Company or any Subsidiary currently in violation of any Law which violation would have a material adverse effect on the Company and the Subsidiaries, taken as a whole, and to the knowledge of the Company no event has occurred or condition or state of facts exists that would give rise to any such violation. Neither the Company nor any Subsidiary has Litigation pending against any third party, except as listed on Schedule 2.13.

      2.14 LABOR RELATIONS. Schedule 2.14 sets forth by geographic region all contracts between the Company and any labor organization. Except as disclosed on
Schedule 2.14, no employee of the Company or any Subsidiary is represented by any union recognized by the Company or other labor organization recognized by the Company. No representation election, arbitration proceeding, grievance, labor strike, dispute, slowdown, stoppage or other labor trouble is pending or, to the knowledge of the Company, threatened against, involving, affecting or potentially materially adversely affecting the Company and its Subsidiaries, taken as a whole. No complaint against the Company or any Subsidiary has been commenced or, to the knowledge of the Company, threatened before the National Labor Relations Board, the Equal Employment Opportunity Commission or any similar state or local agency, by or on behalf of any employee of the Company or any Subsidiary. Neither the Company nor any Subsidiary has any contingent liability for sick leave, vacation time, severance pay or any similar item. To the knowledge of the Company, neither the Company nor any Subsidiary has any contingent liability of any occupational disease of any of its employees, former employees or others. Except as set forth on Schedule 2.14, neither the execution and delivery of this Agreement or the Other Agreements, the performance of the provisions hereof or thereof, nor the consummation of the transactions contemplated hereby or thereby will (either alone, or upon the occurrence of any act or event, or with the lapse or time, or both) result in any severance benefit or payment arising or becoming due from the Company or any Subsidiary to any Person.

      2.15 NO VIOLATION OF LAWS OR AGREEMENTS; CONSENTS. Neither the execution and delivery of this Agreement or any Other Agreement to which the Stockholders, the Company or any one of them, is or is to become a party, nor the consummation by any of the Stockholders or the Company of the transactions contemplated hereby or thereby nor the compliance with or fulfillment of the terms, conditions or provisions hereof or thereof by the Stockholders or the Company, or any of them, will (i) contravene any provisions of the certificate of incorporation or by-laws of the Company or the charter documents of the Subsidiaries; (ii) conflict with, result in a breach of, constitute a default or an event of default (or an event that might, with the passage of time or the giving of notice or any of them constitute a default or event of default) under the terms of, result in the termination of or loss under, any material asset of the Stockholders, the Company or any Subsidiary, including any Permit (as defined below), Intellectual Property (as defined below), indenture, mortgage or any other contract, agreement or instrument to which any Stockholder, the Company or any Subsidiary is a party or by which any Stockholder, the Company or any Subsidiary or any of their assets may be bound or affected, (iii) result in the creation, maturation or acceleration of any liability or obligation of the Stockholders, the Company or any Subsidiary (or give to any other Person the right to cause such a creation, maturation or acceleration ), (iv) violate any Law or violate any judgment or order of any governmental body to which the Stockholders, the Company or any Subsidiary is subject or by which any of their respective assets may be bound or affected, or (v) result in the creation or imposition of any Encumbrance upon any of the Company Stock or any asset of the Company or any Subsidiary or give to any other Person any interest or right therein.

      2.16 CONDITION OF ASSETS. The buildings, fixtures, improvements, machinery, equipment, tools, furniture, improvements and tangible personal property of the Company and each Subsidiary are in good operating condition (normal wear and tear excepted) and repair. Except as set forth on Schedule 2.16, the Company and each Subsidiary has good and marketable title to all of its assets, free and clear of all liens and other encumbrances.

      2.17        ENVIRONMENTAL MATTERS.

            (a) DEFINITIONS. For purposes of this Agreement, the following terms shall have the meanings set forth below:

                  (i)  "Hazardous  Substance"  shall  mean  substances  that are defined or listed in, or otherwise classified pursuant to, any applicable laws as "hazardous substances," "hazardous materials," "hazardous wastes"
            or "toxic substances," or any other formulation intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, radioactivity, carcinogenicity, reproductive toxicity or "EP toxicity," and petroleum and drilling fluids, produced waters and other wastes associated with the exploration, development, or production of crude oil, natural gas or geothermal energy.

                  (ii) "Environmental  Laws" shall mean all Laws relating to the protection of human health, safety or the environment including: (x) all requirements pertaining to reporting, licensing, permitting, controlling, investigating or remediating emissions, discharges, releases or threatened releases of Hazardous Substances, chemical substances, pollutants, contaminants or toxic substances, materials or wastes, whether solid, liquid or gaseous in nature, into the air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Substances, chemical substances, pollutants, contaminants or toxic substances, materials or wastes, whether solid, liquid or gaseous in nature; and (y) all requirements pertaining to the protection of the health and safety of employees or the public.

                  (iii) "Environmental Condition" shall mean the presence in, on, under or about the Real Property (as defined below) or the assets of the Company or any Subsidiary of any Hazardous Substance which, if the presence of such Hazardous Substance was known, would be reportable under any Environmental Law, or which could reasonably be anticipated to require investigation or remediation pursuant to any Environmental Law.

                  (b) ENVIRONMENTAL REPORTS. Schedule 2.17(b) contains a list of each report, study or filing, of which the Company is aware, and which relates to the use of Hazardous Substances upon the Real Property in the operation of the business of the Company or any Subsidiary, any Environmental Condition existing upon the Real Property or the compliance of the business of the Company or any Subsidiary, or any Real Property with any Environmental Laws. A copy of each item listed in Schedule 2.17(b) has been provided to U.S. Filter.

                  (c) COMPLIANCE WITH ENVIRONMENTAL LAWS; PERMITS. Except as disclosed in Schedule 2.17(c), the business of the Company and each Subsidiary and all Real Property and personal property used or operated in connection with the operation of the business of the Company and each Subsidiary is, and at all times in the past has been, used or operated in compliance with all Environmental Laws. The Company and each Subsidiary has obtained and presently maintain all Permits (as defined below) and other governmental authorizations required to operate the business of the Company and such Subsidiaries in compliance with all Environmental Laws, except where such failure would not cause a material adverse effect on the Company in excess of US$100,000.

                  (d) ENVIRONMENTAL CONDITIONS; ACTION BY GOVERNMENTAL AGENCY. Except as disclosed in Schedule 2.17(d), no Environmental Condition exists upon the Real Property and no investigation, inquiry or other proceeding is pending or, to the knowledge of the Company, threatened by any governmental entity with respect to the Real Property or the business of the Company or any Subsidiary and relating to any actual or alleged Environmental Condition or failure to comply with any Environmental Law where such failure would cause a material adverse effect on the Company in excess of US$100,000.

                  (e) TREATMENT, STORAGE OR DISPOSAL SITES. Schedule 2.17(e), contains a list of all Hazardous Substance or waste treatment, storage or disposal sites used in the operation of the business of the Company or any Subsidiary, which list identifies the type of Hazardous Substances or wastes that are treated, stored or disposed of at each site and estimates of the annual amount of Hazardous Substances or waste sent to each site. None of the sites listed is the subject of federal, state, or local enforcement action or other investigation that may lead to Claims against the Company or any Subsidiary for cleanup costs remedial action, damages to natural resources or for personal injury or property damage. Schedule 2.17(e) contains a list of all parties engaged to transport Hazardous Substances or wastes to such treatment, storage or disposal sites.

      2.18 BROKERAGE. No broker or finder has acted directly or indirectly for the Stockholders, the Company or any Subsidiary in connection with this Agreement or the Other Agreements or the transactions contemplated hereby or thereby, and no broker or finder is entitled to any brokerage or finder's fee or other commission in respect thereof based in any way on agreements, arrangements or undertakings made by or on behalf of the Company, the Subsidiaries and the Stockholders.

      2.19 RESTRICTIVE DOCUMENTS. Neither the Company nor any Subsidiary is subject to, or a party to, any charter, bylaw, mortgage, lien, lease, license, Permit, instrument, order, judgment or decree, or to the knowledge of the Company any other agreement, contract or restriction of any kind or character not disclosed in the Schedules, which would prevent consummation of the transactions contemplated by this Agreement or the Other Agreements, compliance by the Company with the terms, conditions and provisions hereof or the continued operation of the businesses of Company and the Subsidiaries, taken as a whole, after the date hereof or the Closing Date on substantially the same basis as heretofore operated or which would restrict the ability of the Company or any Subsidiary to acquire any property or conduct business of the nature currently conducted by the Company or any Subsidiary.

      2.20 BOOKS AND RECORDS. The Company has all of the material records, systems, controls, data or information for the Company and the Subsidiaries recorded, stored, maintained, operated or otherwise wholly or partly dependent upon or held by any means (including any electronic, mechanical or photographic process, whether computerized or not and including all means of access thereto and therefrom) under the exclusive ownership and direct control of the Company.

      2.21 INVENTORY. All of the finished goods inventory of the Company and each Subsidiary is in good, merchantable and usable condition and is salable in the ordinary course of business within a reasonable time. None of the Company's or any Subsidiary's inventory has been consigned to others or is on consignment from others.

      2.22 RECEIVABLES. Schedule 2.22 discloses all trade and other accounts receivable of the Company and each Subsidiary ("Receivables") outstanding as of the date of this Agreement presented on an aged basis and separately identifies the name of each account debtor and the total amount of each related Receivable. All Receivables, whether reflected on the Company Financial Statements, disclosed on Schedule 2.22 hereto or created after the date of the Company Financial Statements, arose from bona fide sale transactions of the Company or a Subsidiary, and to the knowledge of the Company no portion of any Receivable is subject to counterclaim, defense or set-off or is otherwise in dispute, except for normal cash and trade discounts. Except to the extent of the recorded reserve for doubtful accounts, all of the Receivables are collectible in the ordinary course of business using commercially reasonable efforts, except for contract reserves and retainages.

      2.23 BANK ACCOUNTS. Set forth in Schedule 2.23 is an accurate and complete list showing the name and address of each bank in which the Company and each Subsidiary has an account or safe deposit box, the number of any such account or any such box and the names of all Persons authorized to draw thereon or to have access thereto, except for such petty cash accounts which currently and typically have less than US$10,000 in available funds.

      2.24 REAL PROPERTY. Schedule 2.24 discloses and summarizes all real properties currently or formerly owned, used or leased by the Company or any Subsidiary or in which the Company or any Subsidiary has an interest
(collectively, the "Real Property") and identifies the record title holder of all of the Real Property. The Company or the applicable Subsidiary has good and marketable fee simple title to (or a leasehold interest in, as the case may be) all Real Property shown as owned by it on Schedule 2.24, free and clear of all Encumbrances, other than (i) easements, covenants, rights-of-way and other encumbrances or restrictions of record, (ii) zoning restrictions, and (iii) liens for current taxes not yet due, provided that any such Encumbrance in clauses (i), (ii) and (iii) does not either materially adversely affect the value of the Real Estate or prohibit or interfere with the operations of the business of the Company or any Subsidiary. The Company or the applicable Subsidiary has the right to quiet enjoyment of all Real Property in which it holds a leasehold interest for the full term, including all renewal rights, of the lease or similar agreement relating thereto. Copies of all title insurance policies written in favor of the Company or any Subsidiary and all surveys relating to the Real Property owned or leased by the Company or any Subsidiary have been delivered to U.S. Filter. All structures and other improvements on all Real Property owned by the Company or any Subsidiary are within the lot lines and do not encroach on the properties of any other Person, and the use and operation of all Real Property conform to all applicable building, zoning, safety and subdivision Laws, Environmental Laws and other Laws, and all restrictive covenants and restrictions and conditions affecting title. Neither the Company nor any Subsidiary has received any written or oral notice of assessments for public improvements or condemnation against any Real Property.

      2.25        EMPLOYEE BENEFITS.

            (a) BENEFIT PLANS; COMPANY PLANS. Schedule 2.25 discloses all written and unwritten "employee benefit plans" within the meaning of
      Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations thereunder ("ERISA"), and any other written and unwritten profit sharing, pension, savings, deferred compensation, fringe, benefit, insurance, medical, medical reimbursement, life, disability, accident, post-retirement health or welfare benefit, stock option, stock purchase, sick pay, vacation, employment, severance, termination or other plan, agreement, contract, policy, trust fund or arrangement (each, a "Benefit Plan"), whether or not funded and whether or not terminated, (i) maintained or sponsored by the Company or any Subsidiary, or (ii) with respect to which the Company or any Subsidiary (or the Stockholders with respect to the Company) has or may have liability or is obligated to contribute, or (iii) that otherwise covers any of the current or former employees of the Company or any Subsidiary or their beneficiaries, or (iv) as to which any such current or former employees or their beneficiaries participated or were entitled to participate or accrue or have accrued any rights thereunder (each, a "Company Plan").

            (b) COMPANY GROUP MATTERS; FUNDING. Neither the Company nor any corporation that may be aggregated with the Company under Sections 414(b),
      (c), (m) or (o) of the IRC (the "Company Group") has any obligation to contribute to or any direct or indirect liability under or with respect to any Benefit Plan of the type described in Sections 4063 and 4064 of ERISA or Section 413(c) of the IRC. Neither the Company nor any Subsidiary has any liability, and after the Closing the Company and each Subsidiary will not have any liability, with respect to any Benefit Plan of any other member of the Company Group, whether as a result of delinquent contributions, distress terminations, fraudulent transfers, failure to pay premiums to the United States Pension Benefit Guaranty Corporation, withdrawal liability or otherwise. No accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the IRC exists nor has any funding waiver from the IRS been received or requested with respect to any Company Plan or any Benefit Plan of any member of the Company Group and no excise or other tax is due or owing because of any failure to comply with the minimum funding standards of the IRC or ERISA with respect to any of such plans.

            (c) COMPLIANCE. Each of the Company Plans and all related trusts, insurance contracts and funds have been created, maintained, funded and administered in all respects in compliance with all applicable Laws and in compliance with the plan document, trust agreement, insurance policy or other writing creating the same or applicable thereto. No Company Plan is or is proposed to be under audit or investigation, and no completed audit of any Company Plan has resulted in the imposition of any tax, fine or penalty.

            (d) QUALIFIED PLANS. Schedule 2.25 discloses each Company Plan that purports to be a qualified plan under Section 401(a) of the IRC and exempt from United States federal income tax under Section 501(a) of the IRC (a

      "Qualified Plan"). With respect to each Qualified Plan, a determination letter (or opinion or notification letter, if applicable) has been received from the IRS that such plan is qualified under Section 401(a) of the IRC and exempt from federal income tax under Section 501(a) of the IRC. No Qualified Plan has been amended since the date of the most recent such letter. No member of the Company Group, nor any fiduciary of any Qualified Plan, nor any agent of any of the foregoing, has done anything that would adversely affect the qualified status of a Qualified Plan or the qualified status of any related trust.

            (e) NO DEFINED BENEFIT PLANS. No Company Plan is a defined benefit plan within the meaning of Section 3(35) of ERISA (a "Defined Benefit Plan"). No Defined Benefit Plan sponsored or maintained by any member of the Company Group has been terminated or partially terminated after September 1, 1974, except as set forth on Schedule 2.25. Each Defined Benefit Plan identified as terminated on Schedule 2.25 has met the requirement for standard termination of single-employer plans contained in
      Section 4041(b) of ERISA. During the five year period ending on the Closing Date, no member of the Company Group has transferred a Defined Benefit Plan to a corporation that was not, at the time of transfer, related to the transferor in any manner described in Sections 414(b), (c),
      (m) or (o) of the IRC.

            (f) MULTIEMPLOYER PLANS. No Company Plan is a multiemployer plan within the meaning of Section 3(37) or Section 4001(a)(3) of ERISA (a "Multiemployer Plan"). No member of the Company Group has withdrawn from any Multiemployer Plan or incurred any withdrawal liability to or under any Multiemployer Plan. No Company Plan covers any employees of any member of the Company Group in any foreign country or territory.

            (g) PROHIBITED TRANSACTIONS; FIDUCIARY DUTIES; POST-RETIREMENT BENEFITS. No prohibited transaction (within the meaning of Section 406 of ERISA and Section 4975 of the IRC) with respect to any Company Plan exists or has occurred that could subject the Company to any liability or tax under Part 5 of Title I of ERISA or Section 4975 of the IRC. No member of the Company Group, nor any administrator or fiduciary of any Company Plan, nor any agent of any of the foregoing, has engaged in any transaction or acted or failed to act in a manner that will subject the Company or any Subsidiary to any liability for a breach of fiduciary or other duty under ERISA or any other applicable Law. With the exception of the requirements of Section 4980B of the IRC, no post-retirement benefits are provided under any Company Plan that is a welfare benefit plan as described in ERISA Section 3(1).

            (h) VESTING OF EMPLOYEE OPTIONS. The consummation and Closing of this Agreement will not trigger any acceleration of the vesting schedule in any option agreement held by any employee of the Company.

      2.26 INSURANCE. Set forth in Schedule 2.26 is a complete list of insurance policies which the Company and each Subsidiary maintains with respect to the business or the operations, properties or employees of the Company and each Subsidiary. The Company and each Subsidiary has paid all premiums due under said policies and such policies are in full force and effect.

      2.27 INSIDER INTERESTS. Except as set forth on Schedule 2.27, no Related Party has any material interest in any property, real or personal, tangible or intangible of the Company or any Subsidiary, is indebted or otherwise obligated to the Company or any Subsidiary (other than for employee reimbursement arising in the ordinary course of business), has any contractual relationship with the Company or any Subsidiary (other than as an employee of the Company or any Subsidiary) or is an officer, director, employee or consultant of a competitor of the Company or any Subsidiary. Except as set forth on Schedule 2.27, neither the Company nor any Subsidiary is indebted or otherwise obligated to any such Person, except for amounts due under normal arrangements applicable to all employees generally as to salary or reimbursement of ordinary business expenses not unusual in amount or significance. No Related Party will at any time after the Closing for any reason, directly or indirectly, be or become entitled to receive any payment or transfer of money or other property of any kind from the Company or any Subsidiary, and the Company and each Subsidiary will not at any time after Closing for any reason, directly or indirectly, be or become subject to any obligation of any Related Party.

      2.28 PERMITS. The Company and each Subsidiary holds all "Permits" (defined to include any permit, certificate, license, franchise, privilege, approval, registration or authorization required under any Law in connection with the operation of its assets and business). All material Permits of the Company are listed on Schedule 2.28. Each Permit is valid, subsisting and in full force and effect. The Company and each Subsidiary is in compliance with and has fulfilled and performed its obligations under each Permit, and, to the knowledge of the Company, no event or condition or state of facts exists (or would exist upon the giving of notice or lapse of time or any of them) that could constitute a breach or default under any Permit. Neither the Company nor any Subsidiary has received any notice of non-renewal of any Permit.

      2.29 INTELLECTUAL PROPERTY. Schedule 2.29 discloses all of the trademark and service mark rights, applications and registrations, trade names, fictitious names, service marks, logos and brand names, copyrights, copyright applications, letters patent, patent applications and licenses of any of the foregoing owned or used by the Company or any Subsidiary in or applicable to its business. The Company and each Subsidiary has the entire right, title and interest in and to, or has the exclusive perpetual royalty-free right to use, the intellectual proprietary rights disclosed on Schedule 2.29 and all other processes, know-how, show-how, formulae, trade secrets, inventions, discoveries, improvements, blueprints, specifications, drawings, designs and other proprietary rights necessary or applicable to or advisable for use in the Company's and each Subsidiary's business ("Intellectual Property"), free and clear of all Encumbrances. Schedule 2.29 separately discloses all Intellectual Property under license. The Intellectual Property is valid and not the subject of any interference, opposition, reexamination or cancellation. To the knowledge of the Company, no Person is infringing upon nor has any Person misappropriated any Intellectual Property which infringement or violation would have a material adverse impact upon the Company or any Subsidiary. To the knowledge of the Company neither the Company nor any Subsidiary is infringing upon the intellectual property rights of any other Person.

      2.30 DISCLOSURE. No representation, warranty or written statement or certificate made or furnished by the Company in this Agreement, any Other Agreement, any Schedule or Exhibit or any material contract of the Company or any Subsidiary or in any written statement or certificate furnished to U.S. Filter pursuant to the express terms hereof, and including the Company's Preliminary Prospectus dated February 18, 1997 (as of such date), contains or will contain any misstatement of a material fact or omits or will omit to state a material fact necessary in order of make the representations, warranties and statements contained herein and therein not misleading in light of the circumstances in which they are made.

      2.31  INVESTMENT REPRESENTATION.

      (a) Each Stockholder is an "accredited investor," as such term is defined in Rule 501 promulgated under the Securities Act of 1933, as amended (the "Securities Act"). The Stockholders are acquiring the Acquisition Shares for their own account with the intention of holding the Acquisition Shares for purposes of investment, and not as a nominee or agent for any other party, or with a view to the resale or distribution of any of the Acquisition

      Shares, and the Stockholders have no intention of selling the Acquisition Shares or any interest therein in violation of the federal securities Laws or any applicable state securities Laws.

      (b)  The  Company  represents  that  is  has  forwarded  to  each  Company
      Stockholders all information provided to it by U.S. Filter regarding investment in the Acquisition Shares and that the Company Stockholders have had the opportunity to ask questions of and receive answers from representatives of U.S. Filter concerning U.S. Filter and the Acquisition Shares and to obtain certain additional information requested of U.S. Filter. The Company represents that each Company Stockholder is acquiring the Acquisition Shares for his or her own account with the intention of holding the Acquisition Shares for purposes of investment, and not as a nominee or agent for any other party, or with a view to the resale or distribution of any of the Acquisition Shares, and the Company Stockholders have no intention of selling the Acquisition Shares or any interest therein in violation of the federal securities Laws or any applicable state securities Laws.


                                  ARTICLE III
                 REPRESENTATIONS AND WARRANTIES OF U.S. FILTER

      U.S. Filter hereby represents and warrants as follows:

      3.1 INCORPORATION, STOCK, ETC. (a) Each of U.S. Filter and Acquisition Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, (b) each of U.S. Filter and Acquisition Subsidiary has full corporate power and authority to carry on its business as it is now being conducted, (c) the authorized capital stock of U.S. Filter consists of 75,000,000 shares of common stock, and the authorized capital stock of Acquisition Subsidiary consists of 300,000,000 shares of common stock,
(d) the Acquisition Shares have been or, when issued to the Company Stockholders will be, duly authorized and validly issued and are or, when issued to the Company Stockholders will be, fully paid and nonassessable, (e) none of the Acquisition Shares have been issued, or when issued to the Company Stockholders will be done so, in violation of any preemptive or contractual or other rights of any Person, (f) all of the Acquisition Shares have been issued, or when issued to the Company Stockholders will be done so, in material compliance with applicable securities Laws, and (g) there are no stockholders' voting trusts or similar agreements which will be in effect with respect to the Acquisition Shares at the Closing Date. As of December 31, 1997, there were 97,122,297 outstanding shares of U.S. Filter Common Stock.

      3.2 AUTHORITY; BINDING EFFECT; AND CONSENTS. (a) The execution, delivery and performance by U.S. Filter and Acquisition Subsidiary of this Agreement and the Other Agreements and the consummation of the transactions contemplated hereby and thereby by U.S. Filter and Acquisition Subsidiary have been duly and validly authorized by all necessary corporate action, (b) U.S. Filter and Acquisition Subsidiary have the corporate power and authority to enter into this Agreement and the Other Agreements and to carry out the transactions contemplated hereby and thereby and (c) each of this Agreement and the Other Agreements is a valid and binding obligation of U.S. Filter and Acquisition Subsidiary (to the extent U.S. Filter and Acquisition Subsidiary are parties thereto), enforceable against U.S. Filter and Acquisition Subsidiary in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally or by equitable remedies.

      3.3 CONSENTS AND APPROVALS OF GOVERNMENTAL AUTHORITIES. Other than any filing required under the HSR Act, no consent, approval or authorization of, or declaration, filing or registration by, U.S. Filter or Acquisition Subsidiary with any governmental or regulatory authority is required in connection with the execution and delivery by U.S. Filter or Acquisition Subsidiary of this Agreement and the Other Agreements and the consummation of the transactions contemplated hereby and thereby.

      3.4 BROKERAGE. No broker or finder has acted directly or indirectly for U.S. Filter in connection with this Agreement or the Other Agreements or the transactions contemplated hereby or thereby, and no broker or finder is entitled to any brokerage or finder's fee or other commission in respect thereof based in any way on agreements, arrangements or undertakings made by or on behalf of U.S. Filter.

      3.5 CONTINUATION OF COMPANY BUSINESS. It is the present intention of U.S. Filter to continue at least one significant historic business line of the Company, or to use at least a significant portion of the Company's historic business assets in a business, in each case, within the meaning of United States Treasury Regulation ss.1.368-1(d).

      3.6  PUBLIC FILINGS.   U.S. Filter has  timely  made all necessary filings
required to be made with the Securities and Exchange Commission since the date of its last quarterly filing on Form 10-Q.

                                  ARTICLE IV
                 COVENANTS WITH RESPECT TO CONDUCT OF BUSINESS
                        OF THE COMPANY PRIOR TO CLOSING

      4.1 ACCESS TO THE COMPANY. The Company will authorize and permit U.S. Filter and its representatives (which term shall be deemed to include its independent accountants and counsel), from the date hereof to the Closing Date, to have access during normal business hours to all of the Company's and each Subsidiary's properties, books, records, operating instructions and procedures, tax returns and all other information with respect to the business of the Company and each Subsidiary as U.S. Filter may from time to time request, and to make copies of such books, records and other documents and to discuss the business of the Company and each Subsidiary with such third persons, including, without limitation, its directors, officers, employees, accountants, counsel, suppliers, customers and creditors, as U.S. Filter considers necessary or appropriate for the purposes of familiarizing itself with the business of the Company and each Subsidiary, obtaining any necessary approvals of or Permits for the transactions contemplated by this Agreement and the Other Agreements and conducting an evaluation of the organization and business of the Company and each Subsidiary.

      4.2  COMPANY MATERIAL ADVERSE CHANGES

            (a) From the date hereof to the Closing Date, the Company and each of the Stockholders will promptly notify U.S. Filter of any event of which the Company or any of the Stockholders obtains knowledge which has had or has a material adverse effect on the business of the Company or any Subsidiary or any other event of which the Company or Stockholders obtain knowledge which if known as of the date hereof would have been required to be disclosed to U.S. Filter pursuant to Article II of this Agreement.

            (b) From the date hereof to the Closing Date, the Company will make available to U.S. Filter (i) as soon as available, copies of all material reports, renewals, filings, certificates, statements and other documents filed with any governmental entity; (ii) monthly unaudited balance sheets, statements of operations and cash flow and changes in stockholders' equity for the Company; and (iii) such other reports theretofore prepared by the Company as U.S. Filter may reasonably request relating to the Company or any Subsidiary.

      4.3 CONDUCT OF BUSINESS. From the date hereof to the Closing Date, the Company shall not do and shall cause each Subsidiary not to do the following without the prior written
consent of  U.S.   Filter,   which consent  may  not be unreasonably withheld or
delayed:

            (a) conduct its business except in the ordinary course consistent with prudent industry practice;

            (b) terminate or fail to renew any existing insurance coverage;

            (c) terminate or fail to renew or preserve any material Permits held in its name or the name of any of its officers;

            (d) except in the ordinary course of business, incur or agree to incur any obligation or liability (absolute or contingent) that requires payment by the Company or the applicable Subsidiary of more than US$10,000 in any specific case or more than US$25,000 in the aggregate;

            (e) make any loan, guaranty or other extension of credit, or enter into any commitment to make any material loan, guaranty or other extension of credit, to or for the benefit of any director, officer, employee, Company Stockholder or any of their respective affiliates;

            (f) grant any general increase in the compensation of any officer, director or employee of the Company or the applicable Subsidiary (including any such increase pursuant to any bonus, pension, profit sharing or other plan or commitment) or any general increase in the compensation payable or to become payable to any officer, director or employee of the Company or the applicable Subsidiary other than in the ordinary course of business (such as pursuant to the Company's or the Subsidiary's customary annual salary and bonus reviews);

            (g) enter into any employment or consulting contract or arrangement that is not terminable at will and without penalty or continuing obligation;

            (h) sell, transfer, mortgage, encumber or otherwise dispose of any assets or any liabilities, except (i) for dispositions of property with a value of less than US$10,000, (ii) in the ordinary course of business or
      (iii) as contemplated by this Agreement;

            (i) issue, sell, redeem or acquire for value, or agree to do so, any debt obligations or equity securities of the Company or any Subsidiary;

            (j) declare, issue, make or pay any dividend or other distribution of assets, whether consisting of money, or the personal property, Real Property or other thing of value, to its stockholders, or split, combine, dividend, distribute, repurchase or reclassify any shares of its equity securities, except for scheduled payments of stock dividends on outstanding Company Preferred Stock;

            (k)   change or amend its charter documents or bylaws;

            (l) make any capital expenditures or commitments with respect thereto aggregating more than US$100,000, except as required by any existing agreements to which the Company or the Subsidiary is bound; or

            (m) make special or extraordinary payments in a material amount (1.e., payments not in the ordinary course of business) to any Person except as contemplated by this Agreement;

            (n) make any investment, by purchase, contributions to capital, property transfers, or otherwise, in any other Person;

            (o) dispose of or permit to lapse any rights to the use of any intangible property or dispose of or disclose any intangible property not a matter of public knowledge;

            (p) make, change or revoke any tax election or make any agreement or settlement with any taxing authority;

            (q) compromise or otherwise settle any Claims, or adjust any assertion or Claim of a deficiency in taxes (or interest thereon or penalties in connection therewith) in any case, before furnishing a copy to U.S. Filter and affording U.S. Filter an opportunity to consult with respect thereto; or make any tax election or change any method or period of accounting; or

            (r) agree to or make any commitment to take any action prohibited by this Section 4.3 or to take or omit to take any other action which is reasonably likely to have a material and adverse impact on the consolidated financial condition or operations of the Company and the Subsidiaries taken as a whole.

      4.4 NOTIFICATION OF CERTAIN MATTERS. The Company shall give prompt notice to U.S. Filter of the following: (i) the existence, occurrence, or failure to occur, of any event that would or does have a likelihood of causing any representation or warranty contained in this Agreement and made by the Company or the Stockholders to be untrue or inaccurate in any material respect at any time prior to the Closing Date and (ii) any failure of the Company or any Stockholder, as the case may be, to comply with or satisfy, in any material respect, any covenant, condition or agreement to be complied with or satisfied by it under this Agreement.

      4.5 PRESERVATION OF BUSINESS PRIOR TO CLOSING DATE. During the period beginning on the date hereof and ending on the Closing Date, the Company will use its good faith efforts to preserve the business of the Company and the Subsidiaries and to preserve the goodwill of customers, suppliers and others having business relations with the Company and the Subsidiaries.


                                   ARTICLE V
                      ADDITIONAL COVENANTS AND AGREEMENTS

      5.1 ACQUISITION PROPOSALS. Neither the Company nor any Stockholder shall (nor shall the Company permit any Subsidiary or any of its affiliates to) directly or indirectly, solicit, initiate or encourage any inquiries or the making of any proposals from, engage or participate in any negotiations or discussions with, provide any confidential information or data to, or enter into (or authorize) any agreement or agreement in principle with any Person or announce any intention to do any of the foregoing, with respect to any offer or proposal to acquire all or any substantial part of the assets, properties, or the business of the Company or any Subsidiary or the Company Stock or capital stock of any Subsidiary, whether by merger, purchase of capital stock or assets or otherwise.

      5.2   REGISTRATION OF ACQUISITION SHARES.

            (a) The Merger Shares shall be issued as a private placement of such shares from U.S. Filter to the Company Stockholders. U.S. Filter shall use its best efforts to register the Merger Shares for resale under the Securities Act. The "Merger Shares" means all shares of U.S. Filter Common Stock issued in the Merger to the Company Stockholders. With respect to the Merger Shares (which term shall include all shares or other securities received on account of or in exchange for such shares, including as a result of any reorganization, merger, stock split, or similar event ) (collectively the "Acquisition Shares") to be registered, U.S. Filter shall take the following actions:

                        (i) Prepare, file and use its best efforts to cause to become effective by the earlier to occur of (i) June 1, 1998, or
            (ii) the public announcement of the results of operations and earnings of U.S. Filter, including the Company, for the fiscal year ended

            March 31, 1998, a Registration Statement on Form S-3 pursuant to Rule 415 under the Securities Act (the "Registration Statement") to register such Acquisition Shares. U.S. Filter shall file such registration statement promptly upon filing by U.S. Filter of a report on Form 8-K, which report shall contain all appropriate financial information of the Company. U.S. Filter shall keep such registration effective as to any Company Stockholder until the first to occur of (1) the date on which the Acquisition Shares held by such Company Stockholder are freely tradeable to the public pursuant to Rule 144 promulgated under the Securities Act in any single three month period, or (2) the second anniversary of the date of the effectiveness of such Registration Statement;

                        (ii) Prepare and file with the Commission such amendments and supplements to the Registration Statement as may be necessary (1) to update and keep such Registration Statement effective as provided in Section 5.2(a)(i) above, (2) to comply with the provisions of the Securities Act with respect to the disposition of all Acquisition Shares covered by the Registration Statement and
            (3) to reflect a modification in the manner of distribution of such Acquisition Shares. Notwithstanding anything else to the contrary contained herein, U.S. Filter shall not be required to disclose in any amendment or supplement to a registration statement or otherwise
            (x) any confidential information concerning any matter which is the subject of a notice given under Section 5.2(a)(v) as to which U.S. Filter has a bona fide interest in withholding disclosure, or (y) historical financial statements or pro forma financial information required by Regulation S-X of the Commission in connection with a business acquisition or disposition prior to the date when such information would otherwise be required to be filed with the Commission (including extensions pursuant to Item 7(a)(4) of Form 8-K);

                        (iii) Furnish to the NYSE and the Company Stockholders such numbers of copies of any prospectus included in the Registration Statement, including any preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of such Acquisition Shares owned by them;

                        (iv) Use its best  efforts to  register  and qualify the
            Acquisition Shares covered by  the

            Registration Statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Company Stockholders, provided that U.S. Filter shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions; and

                        (v) Notify each Company  Stockholder  at any time when a
            prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which the prospectus is used, and, except for a period not to exceed 60 days in each instance where U.S. Filter has a bona fide corporate interest in withholding disclosure or the time period for filing with the Commission information referred to in
            Section 5.2(a)(ii)(y) has not expired, promptly prepare and furnish to such Company Stockholders a supplement or amendment to such prospectus, or otherwise update such prospectus through the filing of a Current Report on Form 8-K or otherwise, so that such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

            (b)  Notwithstanding  the  foregoing,   U.S.  Filter  shall  not  be
      obligated to take any action pursuant to this Section 5.2:

                        (i) in any particular  jurisdiction in which U.S. Filter
            would be required to execute a general consent to service of process in effecting such registration, qualification or compliance, unless U.S. Filter is already subject to service in such jurisdiction and except as may be required by the Securities Act; or

                        (ii) if, at such time,  the  Acquisition  Shares held by
            the Company Stockholders are freely tradeable without regard to any volume restrictions under Rule 144 promulgated under the Securities Act.

            (c) All expenses incurred in connection with
      registrations pursuant to this Section 5.2, including, without limitation, all registration, printing, qualification and filing fees, fees and disbursements of counsel for the U.S. Filter ("Registration Expenses"), shall be borne by U.S. Filter. All costs and expenses applicable to the registration, other than Registration Expenses, including without limitation, underwriting discounts, selling commissions and stock transfer taxes applicable to the Acquisition Shares registered by the Company Stockholders, fees and disbursements of counsel for the Company Stockholders shall be borne by the Company Stockholders.

            (d) The obligations of U.S. Filter under this Section 5.2 shall not be transferable by the Company Stockholders except in connection with a transfer of the Acquisition Shares to a Company Stockholder's decedents or spouse (or former spouse in connection with dissolution proceedings) on death or otherwise, or to a trust for their benefit or to an affiliate of such Company Stockholder in blocks of not less than 100,000 shares of U.S. Filter Common Stock.

            (e) U.S. Filter hereby agrees to indemnify and hold harmless each Company Stockholder, and each such Company Stockholder's officers, directors and employees, against any losses, claims, damages or liabilities, joint or several, to which such Company Stockholder and/or person or entity may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any registration statement filed pursuant to this Section 5.2, in any preliminary prospectus or final prospectus contained therein or any amendment or supplement thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) any failure or alleged failure of U.S. Filter to comply with any applicable statute, rule or regulation in connection with the registration statement or the offering, and will reimburse such Company Stockholder and/or such person or entity for any legal or other expenses reasonably incurred by such Company Stockholder and/or such person or entity as such expenses are incurred in connection with investigating or defending any such loss, claim, damage, liability or proceeding; PROVIDED, that U.S. Filter will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, said preliminary or final prospectus or said amendment or supplement in reliance upon and in strict conformity with written information furnished by such Company Stockholder specifically for use in the preparation thereof.

            (f) Each Company Stockholder, pursuant to the terms of Article VII hereof, hereby agrees to indemnify and hold harmless U.S. Filter, and each other person, if any, who controls U.S. Filter within the meaning of the Securities Act against any losses, claims, damages or liabilities, joint or several, to which U.S. Filter or such controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or proceedings in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained, on the effective date thereof, in any registration statement filed pursuant to this Section 5.2, in any preliminary prospectus or final prospectus contained therein, or in any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse U.S. Filter and each such controlling person for any legal or other expenses reasonably incurred by U.S. Filter or such controlling person as such expenses are incurred in connection with investigating or defending any such loss, claim, damage, liability or proceeding; PROVIDED that each Company Stockholder will be liable in any such case only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, said preliminary or final prospectus or said amendment or supplement in reliance upon and in strict conformity with written information furnished by such Company Stockholder in his capacity as such specifically for use in the preparation thereof.

      5.3 RESTRICTIONS ON RESALE OF ACQUISITION SHARES. Each Company Stockholder (and any assignee of the Acquisition Shares) shall not sell the Acquisition Shares in the public market, unless it does so by or through Salomon Smith Barney, Inc., Donaldson, Lufkin & Jenrette Securities Corporation, Deutsche Morgan Grenfell or BT Alex Brown or such other nationally recognized investment banking firm satisfactory to U.S. Filter in its reasonable discretion, and, further the Company Stockholders shall sell the Acquisition Shares in the public market in an orderly fashion as will not be materially disruptive to the market for U.S. Filter Common Stock. The Company Stockholders shall not transfer the Acquisition Shares (other than in the public market) to any Person without first requiring that Person to be bound to U.S. Filter by the provisions of this Section.

      5.4 POOLING-OF-INTERESTS. The Company and each Company Stockholder shall use its or his reasonable efforts to take, and the Stockholders shall use their reasonable efforts to cause the Company to take, all actions reasonably necessary to allow the Merger to be accounted for as a pooling-of-interests. Each Company Stockholder agrees that he or she will use his or her reasonable efforts to comply with the requirements of the Commission concerning risk sharing in business combinations accounted for as pooling-of-interests, and pursuant thereto will not sell or in any other way reduce his or her risk relative to any shares of U.S. Filter Common Stock received in the Merger until such time as financial results covering at least 30 days of post-closing combined operations of U.S. Filter have been published.

      5.5 HART-SCOTT-RODINO. The parties agree to use their reasonable efforts to take, and the Stockholders shall use their reasonable efforts to cause the Company to take, all actions necessary to comply with the HSR Act and to make all necessary filings with applicable authorities thereunder.

      5.6 NOTIFICATION OF MATERIAL ADVERSE CHANGE. From the date hereof to the Closing Date, U.S. Filter will promptly notify the Stockholders of any event of which U.S. Filter obtains knowledge which has had or has a material adverse effect on the business of U.S. Filter or any other event of which U.S. Filter obtains knowledge which if known as of the date hereof would have been required to be disclosed to the Stockholders pursuant to Article III of this Agreement.

      5.7         NONCOMPETITION.

            (a) RESTRICTIONS ON COMPETITIVE ACTIVITIES. Each Stockholder (it being expressly understood that the term Stockholder in this Section 5.7(a) does not include any affiliates of BT Capital Partners, Inc.) agrees that after the Closing U.S. Filter and the Company shall be entitled to the goodwill and going concern value of the business of the Company and the Subsidiaries (the "Business") and to protect and preserve the same to the maximum extent permitted by Law. Each Stockholder also acknowledges that the Stockholders' management contributions to the Business have been uniquely valuable and involve proprietary information that would be competitively unfair to make available to any competitor of the Company or any Subsidiary. For these and other reasons and as a material inducement to U.S. Filter to enter into this Agreement, each Stockholder hereby agrees that for a period (the "Noncompetition Period") ending on the later of (i) three years after the date hereof and (ii) with respect to David J. Shimmon, three years after he is no longer employed by the Company or any Subsidiary, each Stockholder will not, directly or indirectly, for such Stockholder's own benefit or as agent for another carry on or participate in the ownership, management or control of, or the financing of, or be employed by, or consult for or otherwise render services to, or allow such Stockholder's name or reputation to be used in or by any other present or future business enterprise that competes with U.S. Filter, the Company or any Subsidiary in activities in which the Company or any Subsidiary is engaged as of the Closing Date, including without limitation, in those countries, states, counties and cities in which the Company or any Subsidiary has conducted business prior to the date hereof as set forth on Schedule 5.7 or conducts business prior to the termination of David Shimmon's employment with the Company or any Subsidiary for so long as U.S. Filter or any person entitled to or acquiring ownership of the goodwill of the Business or the Acquisition Shares through U.S. Filter carries on a like business therein. In addition, each Stockholder agrees that such Stockholder shall not, directly or indirectly, solicit or have any other contact with any customers of the Company, any Subsidiary or any affiliates or associates of such customers until the end of the Noncompetition Period, other than on behalf of the Company or a Subsidiary. U.S. Filter and each Stockholder agree that the restrictions contained in this Section 5.7 are a material inducement to U.S. Filter to enter this Agreement but that no other separate compensation or consideration is being paid with respect to the provisions contained in this Section 5.7.

            (b) EXCEPTIONS. Nothing contained in Section 5.7(a) relating to noncompetition shall limit the right of any Stockholder as an investor to continue to hold current investments (contingent upon full disclosure to U.S. Filter in the attached Schedule 5.7(b)) and to make further investments in securities of any corporation or limited partnership that is registered on a national securities exchange or admitted to trading privileges thereon or actively traded in a generally recognized over-the-counter market, provided such Stockholder's equity interest therein does not exceed 2% of the outstanding shares or interests in such corporation or partnership.

            (c) RESTRICTIONS ON SOLICITING EMPLOYEES. In addition, to protect U.S. Filter against any efforts by any Stockholder to cause employees of the Company or any Subsidiary to terminate their employment, each Stockholder agrees that until the end of the Noncompetition Period, each Stockholder will not directly or indirectly (i) induce any employee of the Company or any Subsidiary to leave the Company or such Subsidiary or to accept any other employment or position, or (ii) assist any other entity in hiring any such employee.

            (d) SPECIAL REMEDIES AND ENFORCEMENT. Each Stockholder recognizes and agrees that a breach by such Stockholder of any of the covenants set forth in this Section 5.7 could cause irreparable harm to U.S. Filter, that U.S. Filter's remedies at law in the event of such breach would be inadequate, and that, accordingly, in the event of such breach a restraining order or injunction or both may be issued against such Stockholder, in addition to any other rights and remedies which are available to U.S. Filter. If this Section 5.7 is more restrictive than permitted by the Laws of the jurisdiction in which U.S. Filter seeks enforcement hereof, this Section 5.7 shall be limited to the extent required to permit enforcement under such Laws. Without limiting the generality of the foregoing, the parties intend that the covenants contained in the preceding portions of this Section 5.7 shall be construed as a series of separate covenants, one for each county and city or other location specified. Except for geographic coverage, each such separate covenant shall be deemed identical in terms. If, in any judicial proceeding, a court shall refuse to enforce any of the separate covenants deemed included in this Section 5.7, then such unenforceable covenant shall be deemed eliminated from these provisions for the purpose of those proceedings to the extent necessary to permit the remaining separate covenants to be enforced.

                                  ARTICLE VI
                            CONDITIONS OF PURCHASE

      6.1 GENERAL CONDITIONS. The obligations of the parties to effect the Merger shall be subject to the following conditions unless waived in writing by all parties:

            (a) NO ORDERS; LEGAL PROCEEDINGS. No law or order shall have been enacted, entered, issued, promulgated or enforced by any governmental entity, nor shall any action have been instituted and remain pending or have been threatened and remain so by any governmental entity at what would otherwise be the Closing Date, which prohibits or restricts or would prohibit or restrict the transactions contemplated by this Agreement or any Other Agreement or which would not permit the business of the Company as presently conducted to continue unimpaired following the Closing Date.

            (b) HART-SCOTT-RODINO. The waiting period under the HSR Act, shall have expired or terminated.

            (c) The parties shall have executed a mutually agreeable side letter regarding U.S. Filter's cooperation in assisting the Stockholders in selling their Acquisition Shares.

      6.2 CONDITIONS TO OBLIGATIONS OF U.S. FILTER AND ACQUISITION SUBSIDIARY. The obligations of U.S. Filter and Acquisition Subsidiary to effect the Merger shall be subject to the following conditions except to the extent waived in writing by U.S. Filter and Acquisition Subsidiary:

            (a) REPRESENTATIONS AND WARRANTIES AND COVENANTS OF THE COMPANY AND THE STOCKHOLDERS. The representations and warranties of the Company and of the Stockholders herein contained shall be true and correct at the Closing Date with the same effect as though made at such time; the Company and each of the Stockholders shall have performed all obligations and complied with all covenants and conditions required by this Agreement to be performed or complied with by them at or prior to the Closing Date; and the Company shall have delivered to U.S. Filter and Acquisition Subsidiary certificates in form and substance satisfactory to U.S. Filter and Acquisition Subsidiary, dated the Closing Date, to such effect.

            (b) NO ADVERSE CHANGE. There shall have been no significant adverse change, regardless of insurance coverage therefor, in the condition (financial or otherwise), assets, liabilities (absolute, accrued, contingent or otherwise), net worth, prospects, earning power, commercial relationships, reserves, business or operations of the Company or any Subsidiary; and the Company shall have delivered to U.S. Filter and Acquisition Subsidiary certificates in form and substance satisfactory to U.S. Filter and Acquisition Subsidiary, dated the Closing Date, to such effect.

            (c) OPINION OF COUNSEL. U.S. Filter and Acquisition Subsidiary shall have received at the Closing from Gray Cary Ware & Freidenrich, counsel to the Company and the Stockholders, an opinion dated the Closing Date, in form and substance substantially as set forth in Exhibit C.

            (d) CONSENTS. The Company and the Stockholders shall have obtained all Permits, licenses, franchises, authorizations, approvals and third party consents, in form and substance reasonably satisfactory to U.S. Filter, necessary for the consummation of the Merger and to conduct the business of the Company and each Subsidiary as presently conducted.

            (e) ESCROW AGREEMENT. As of the Closing, each of the Company Stockholders shall have entered into the Escrow Agreement, which agreement shall become effective on the Closing Date.

            (f) STOCK OPTIONS. All rights to acquire Company Stock (other than employee stock options as set forth in Section 1.9 above) will have been exercised or terminated as of the Closing Date.

            (g) RELATED PERSONS. All existing debt of any kind owed by the Company to any Related Person will have been paid prior to the Closing, and all agreements or arrangements with Related Persons will have been terminated.

            (h) LISTING ON NYSE. The Acquisition Shares shall have been authorized for listing on the NYSE, subject to official notice of issuance.

            (i) POOLING LETTER FROM KPMG PEAT MARWICK. U.S. Filter shall have received from KPMG Peat Marwick, as independent auditors of U.S. Filter, a letter, dated as of the Closing Date, in form and substance satisfactory to U.S. Filter, to the effect that the business combination to be effected by the Merger is required to be accounted for as a pooling-of-interests for purposes of U.S. Filter's consolidated financial statements under generally accepted accounting principles and under applicable Commission rules and regulations. No action shall have been taken by any governmental entity, or any proposal made for any such action by any governmental entity, which is reasonably likely to be put into effect, that would prevent U.S. Filter from accounting for the business combination to be effected by the Merger as a pooling-of-interests.

            (j)  POOLING  LETTER  FROM  ERNST & YOUNG  LLP.  Company  shall have received from Ernst & Young LLP, as independent auditors of the Company, a letter, dated as of the Closing Date, in form and substance satisfactory to U.S. Filter, regarding that firm's concurrence with Company management's conclusions as to the appropriateness of pooling of interests accounting for the Merger under Accounting Principles Board Opinion No. 16 with respect to conditions related to the Company if the Merger is closed and consummated under this Agreement. No action shall have been taken by any governmental entity, or any proposal made for any such action by any governmental entity, which is reasonably likely to be put into effect, that would prevent U.S. Filter from accounting for the business combination to be effected by the Merger as a pooling-of-interests.

            (k) AFFILIATE LETTERS. U.S. Filter shall have received from each Person who may be deemed to be an affiliate of the Company (under Rule 145 of the Securities Act or otherwise under applicable Commission accounting releases with respect to pooling-of-interests accounting treatment) on or prior to the Closing Date a signed agreement substantially in the form of Exhibit D attached hereto.

            (l) DISSENTER'S RIGHTS. Holders of not more than 3% of the Company Stock shall have exercised dissenter's rights or rights of appraisal with respect to the Merger.

      6.3 CONDITIONS TO OBLIGATIONS OF THE COMPANY AND THE STOCKHOLDERS. The obligations of the Company and the Stockholders to effect the Closing and the Merger shall be subject to the following conditions, except to the extent waived in writing by the Company and the Stockholders:

            (a) REPRESENTATIONS AND WARRANTIES AND COVENANTS OF U.S. Filter. The representations and warranties of U.S. Filter herein contained shall be true at the Closing Date with the same effect as though made at such time; U.S. Filter shall have performed all obligations and complied with all covenants and conditions required by this Agreement to be performed or complied with by it at or prior to the Closing Date, and U.S. Filter shall have delivered to the

      Company and the Stockholders a certificate of U.S. Filter in form and substance satisfactory to the Company and the Stockholders, dated the Closing Date and signed by a duly authorized corporate officer to such effect.

            (b) CONSENTS. U.S. Filter and the Company shall have received all Permits, authorizations, regulatory approval and third party consents necessary for the consummation of the Merger.

            (c) OPINION. The Stockholders shall have received at the Closing from Damian C. Georgino, Esq., Senior Vice President, General Counsel and Corporate Secretary of U.S. Filter, an opinion dated the Closing Date, in form and substance substantially as set forth in Exhibit E.

            (d) LISTING ON NYSE. The Acquisition Shares shall have been authorized for listing on the NYSE, subject to official notice of issuance.

            (e) NO MATERIAL ADVERSE CHANGE. There shall have been no material adverse change in the business or financial condition of U.S. Filter from the date hereof to the Closing Date.


                                  ARTICLE VII
                                   INDEMNITY

      7.1 SURVIVAL OF REPRESENTATIONS. All representations and warranties of the parties contained in this Agreement or expressly incorporated herein and therein by reference shall survive the Closing hereunder and any investigation made by or on behalf of any party hereto until the first anniversary of the Closing. A Claim for indemnification for breach of a representation, warranty or covenant may be brought at any time provided that the representation or warranty on which such Claim is based continues to survive at the time notice of such Claim is given in accordance with this Article, and if such notice is given within such period all rights to indemnification with respect to such Claim shall continue in force and effect.

      7.2         GENERAL INDEMNIFICATION BY COMPANY STOCKHOLDERS.

            (a) GENERAL INDEMNITY. Each Company Stockholder agrees, jointly and severally, to indemnify, defend and hold U.S. Filter, Acquisition Subsidiary, the Company, each Subsidiary and any director, officer, employee, agent or representative of U.S. Filter, Acquisition Subsidiary, each Subsidiary and the Company (excluding, however, the Stockholders) (collectively the "Indemnitees" and individually, an "Indemnitee") harmless against, and in respect of, any and all Claims suffered by or asserted against any of the Indemnitees following the Closing Date resulting from, relating to or arising out of (i) the breach by the
      Company or any of the Stockholders of any of the representations, warranties, covenants or agreements contained in or made pursuant to this Agreement, (ii) the operations of the Company and the Subsidiaries prior to the date hereof, including any and all agreements, whether written or oral, to which the Company or any Subsidiary is or was a party, (iii) the alleged or actual violation of any Law, rule or regulation, prior to the Closing, by the Stockholders including, without limitation, any Environmental Law, (iv) the generation, use, transportation, treatment, storage, release or disposal, before the Closing, of Hazardous Substances at the Real Property or (v) the presence of Hazardous Substances or the existence of an Environmental Condition at the Real Property which was present at such property or facility at any time on or prior to the Closing. The Escrow Shares shall be held by the escrow agent pursuant to the Escrow Agreement until the later of (i) the first anniversary of this Agreement and (ii) the date that all Claims made by U.S. Filter prior to such first anniversary have been finally resolved. Company Stockholders will have no liability with respect to the matters described in clauses
      (i)-(v) of this Section 7.2(a) unless the damages incurred by the Indemnitees with respect to the matters in clause (i)-(v) shall exceed US$250,000 (the "Threshold") on a cumulative basis, at which time Company Stockholders shall be liable to Indemnitees for the total amount of such damages without regard to the Threshold. In no event shall Company
      Stockholders' aggregate liability to the Indemnitees for all matters indemnified under this Section 7.2(a) exceed the amount of the Escrow Shares and the sole recourse for any Company Stockholder liability shall be to the Escrow Shares.

            (b) PAYMENT. If any matter as to which an Indemnitee may be able to assert a Claim hereunder has been finally determined in accordance with this Agreement and the procedures set forth in the Escrow Agreement, the Indemnitee has the right to be paid in an appropriate number of Escrow Shares (rounded up to the next whole share, if necessary) taken from all Company Shareholders on a pro rata basis. For purposes of determining the value of each such share of U.S. Filter Common Stock under the Escrow Agreement, such value shall equal the greater of the Average Trading Price or the closing trading price of U.S. Filter Common Stock as reported by the NYSE on the date the Claim has been finally determined.

            (c) LOSSES NET OF INSURANCE BENEFIT. The amount of any Claim for which indemnification is provided under this Article VII shall be net of any amounts actually recovered by the Indemnitee in respect of the Claim under insurance policies. Nothing in this Section shall be deemed to obligate any person to maintain any insurance or to pursue any claim against any insurer or third party (other than to pursue claims against an insurer in a manner consistent with Indemnitee's customary practices).

            (d) LOSSES NET OF TAX BENEFIT. The amount of any Claim for which indemnification is provided under this Article VII shall be net of any tax benefit to the Indemnitee. The Stockholders shall have the burden of showing actual tax benefit to the Indemnitee as a direct result of such Claim.

      7.3 CLAIMS FOR INDEMNIFICATION. Whenever any Claim shall arise for indemnification under this Agreement, the party entitled to indemnification (the "Indemnified Party") shall promptly notify the other party (the "Indemnifying Party") of the Claim in writing, which notice shall include the facts constituting the basis for such Claim. A failure to notify or to give notice as hereinabove set forth to the Indemnifying Party shall in no case prejudice the rights of the Indemnified Party under this Agreement unless the Indemnifying Party shall be prejudiced by such failure and then only to the extent the Indemnifying Party shall be prejudiced by such failure. The Indemnified Party shall not settle or compromise any Claim by a third party for which it is entitled to indemnification hereunder without the prior written consent of the Indemnifying Party (which shall not be unreasonably withheld) unless (a) a suit shall have been instituted against it and (b) the Indemnifying Party shall not have taken control of such suit after notification thereof.

      7.4 DEFENSE BY INDEMNIFYING PARTY. In connection with any Claim giving rise to indemnity under this Agreement resulting from or arising out of any Claim or legal proceeding by a party who is not a party to this Agreement, the Indemnifying Party at its sole cost and expense shall assume the defense of any such

Claim or legal proceeding with legal counsel approved by the Indemnified Party in its reasonable discretion provided that the Indemnified Party hereby agrees that legal counsel appointed by any insurance company providing a defense with respect to the matter in question shall be acceptable to Indemnified Party. The Indemnified Party shall be entitled to participate in (but not control) the defense of any such action, with its own counsel and at its own expense. If after notification thereof, the Indemnifying Party does not assume the defense of any such Claim or litigation resulting from a Claim in a timely manner so as not to prejudice the rights of the Indemnified Party, the Indemnified Party may defend against such Claim or litigation, in such manner as it may deem reasonably appropriate, including, but not limited to, settling such Claim or litigation, after giving notice of the same to the Indemnifying Party, on such terms as the Indemnified Party may deem appropriate (within the exercise of reasonable discretion). The liability of the Indemnifying Party shall be conclusively established by such settlement by the Indemnified Party to the extent entered into on the basis of its reasonable discretion, the amount of such liability to include, but not be limited to, both the settlement consideration and the reasonable costs and expenses, including attorneys' fees, incurred by the Indemnified Party in effecting such settlement.

      7.5 NO CONTRIBUTION RIGHTS. The Stockholders acknowledge that the Stockholders shall have no right of contribution from the Company for indemnity amounts paid by them for breaches of representations and warranties or covenants of the Company hereunder.

      7.6  ARBITRATION.

            (a) GENERAL PROVISION; SELECTION OF ARBITRATOR. Except as otherwise provided in this Agreement, any controversy or claim arising out of or relating to this Agreement or the breach hereof shall be settled by arbitration in Orange County, California. The arbitration shall be administered by Judicial Arbitration and Mediation Services ("JAMS") in its Orange County office. The arbitrator shall be a retired superior or appellate court judge or Supreme Court Justice of the State of California affiliated with JAMS. The Arbitrator shall be chosen by the mutual consent of the parties or, if the parties cannot agree, the arbitrator shall be chosen by JAMS in accordance with its rules then in effect. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The arbitrator shall not have any power to alter, amend, modify or change any of the terms of this Agreement nor to grant any remedy which is either prohibited by the terms of this Agreement or not available in a court of law.

            (b)   PROVISIONAL REMEDIES; DISCOVERY.

            Each of the  parties  reserves  the  right  to file  with a court of
      competent   jurisdiction  an  application  for  temporary  or  preliminary injunctive relief, writ of attachment, writ of possession, temporary protective order and/or appointment of a receiver on the grounds that the arbitration award to which the applicant may be entitled may be rendered ineffectual in the absence of such relief. The parties may obtain discovery in aid of the arbitration to the fullest extent permitted under law, including California Code of Civil Procedure Section 1283.05. All discovery disputes shall be resolved by the arbitrator.

            (c)   APPLICABLE LAW; COSTS.

            All questions in respect of procedure to be followed in conducting the arbitration as well as the enforceability of this agreement to arbitrate which may be resolved by state law shall be resolved according to the law of the State of California. Any action brought to enforce the provisions of this Section shall be brought in the Orange County Superior Court. The costs of the arbitration, including any JAMS administration fee, and arbitrator's fee, and costs of the use of facilities during the hearings, shall be borne equally by the parties.


                                 ARTICLE VIII
                     TERMINATION OF OBLIGATIONS; SURVIVAL

      8.1 TERMINATION OF AGREEMENT. Anything herein to the contrary notwithstanding, this Agreement and the transactions contemplated by this Agreement shall terminate if the Closing does not occur on or before the close of business on January 31, 1998 unless extended by mutual consent in writing of U.S. Filter, Acquisition Subsidiary, the Company and the Stockholders and may otherwise be terminated at any time before the Closing as follows and in no other manner:

            (a) MUTUAL CONSENT. By mutual consent in writing of U.S. Filter and the Company.

            (b) CONDITIONS TO U.S. FILTER'S AND ACQUISITION SUBSIDIARY'S PERFORMANCE NOT MET. By U.S. Filter or Acquisition Subsidiary by written notice to the Company and the Stockholders if any event occurs which would render impossible the satisfaction of one or more conditions to the obligations of U.S. Filter and Acquisition Subsidiary to consummate the transactions contemplated by this Agreement as set forth in Section 6.2.

            (c) CONDITIONS TO THE COMPANY'S AND THE STOCKHOLDERS' PERFORMANCE NOT MET. By the Company by written notice to U.S. Filter and Acquisition Subsidiary if any event which occurs would render impossible the satisfaction of the conditions to the obligations of the Company or the Stockholders to consummate the transactions contemplated by this Agreement as set forth in Section 6.3.

      8.2 EFFECT OF TERMINATION. In the event this Agreement shall be terminated pursuant to Section 8.1, all further obligations of the parties under this Agreement and the Other Agreements shall terminate without further liability of any party to another; provided that the obligations of the parties contained in Sections 10.3 and 10.8 and Article VII shall survive any such termination. A termination under Section 8.1(b) or (c) shall not relieve any party of any liability for a breach of, or for any misrepresentation under this Agreement, or be deemed to constitute a waiver of any available remedy (including specific performance if available) for any such breach or misrepresentation.


                                  ARTICLE IX
                            STOCKHOLDERS AGREEMENT

      In order to induce U.S Filter to enter into this Agreement, and as further consideration for the promises and the mutual covenants herein, the Stockholders further represent, warrant and covenant with U.S. Filter as follows:

      9.1 VOTING. Stockholders will vote or cause to be voted all shares of capital stock of the Company owned of record or beneficially owned or held in any capacity by any of them or under any of their control in favor of the Merger and other transactions provided for in or contemplated by this Agreement.

      9.2 OWNERSHIP. As of the date hereof, Stockholders' only ownership of, or interest in, equity securities or convertible debt securities of the Company consists solely of the interests described in Schedule 9.2 hereto (collectively, the "Company Shares").

      9.3 RESTRICTION ON TRANSFER. Stockholders will not sell, transfer, pledge or otherwise dispose of any of the Company Shares or any interest therein or agree to sell, transfer, pledge or otherwise dispose of any of the Company or any interest therein prior to Closing or the termination of this Agreement, without U.S. Filter's express written consent.

      9.4 INVESTMENT INTENTION. Each Stockholders has no present plan or intention to sell, exchange, or otherwise dispose of a number of shares of U.S. Filter Common Stock received in the Merger that would reduce such Stockholder's ownership of U.S. Filter Common Stock to a number of shares having a value, as of the Effective Time, of less than 50 percent of the value of all of the formerly outstanding Company Stock held by such Stockholder as of the same date. For purposes of this representation, dissenters' shares of Company Stock exchanged for cash in lieu of fractional shares of U.S. Filter Common Stock will be treated as outstanding Company Stock on the Effective Time. Moreover, Company Stock and U.S. Filter Common Stock held by Stockholders and otherwise sold, redeemed, or disposed of prior or subsequent to the Merger will be considered in making this representation.

      The foregoing shall not prevent any the Stockholders whose shareholding in U.S. Filter Common Stock will be less than 1% of the U.S. Filter Common Stock issued and outstanding immediately after the Effective Time from selling, exchanging or otherwise disposing of them; provided however, that any such sale, exchange or other disposition (i) shall comply with all federal and state securities laws, (ii) shall in no event be made at any time or in any manner which may preclude or prevent (a) U.S. Filter from accounting for the Merger as a pooling-of-interests, including before U.S. Filter publicly releases its first report of financial statements including the combined financial results of U.S. Filter and the Company for a period that includes at least 30 days of post merger operations (which financial statements U.S. Filter will file in accordance with federal securities laws) or (b) the Merger from constituting a tax-free reorganization under Section 368 of the Internal Revenue Code of 1986, as amended.

      9.5 TERMINATION OF AGREEMENTS. Stockholders and the Company, to the extent they are parties, beneficiaries or have rights under any and all agreements among stockholders, including those set forth on Schedule 9.5, hereby terminate such agreements as of the Effective Time. Stockholders hereby agree that upon termination all obligations under these agreements will be automatically discharged and that Stockholders, their heirs, directors, officers, personal representatives, assignees, and transferees fully and forever release and forever discharge the Company and its associates, owners, stockholders, predecessors, successors, heirs, assigns, agents, directors, officers, partners, employees, representatives, trustees, lawyers, insurers, sureties, and all persons acting by, through, under, and in concert therewith, or any of them, of and from any and all cause or causes of action, suits, claims, demands, obligations, liabilities, damages, liens, contracts, agreements, promises, laws, costs or expenses of any nature whatsoever, whether known or unknown, whether fixed or contingent, whether at law or in equity, arising out of or in any way connected or related to the above described agreements or the offer, sale, or issuance of any Company securities or otherwise arising out of or in any way connected or related to the offer, sale or issuance of any Company securities. Stockholders acknowledge and intend the consequences of the foregoing release to apply even as to claims for damages that may exist, and which, if known would materially affect Stockholders' decision to execute this Agreement, regardless of whether Stockholders' lack of knowledge is the result of oversight, error, negligence or any other cause.

      9.6 TERMINATION. Solely with respect to Sections 9.1, 9.2. and 9.3 of this Agreement, Stockholders' obligations thereunder will terminate on January 31, 1998 unless extended in accordance with the terms of this Agreement, in which event Stockholders' agreement and obligations will terminate on such extended date. Notwithstanding the foregoing, if this Agreement were to be terminated earlier in accordance with its terms (except in event of a termination by reason of the Company's defaults, misrepresentation or breach), this Article IX and Stockholders' obligations hereunder will also terminate concurrently with the termination of this Agreement.

      9.7 EFFECTIVE DATE; SUCCESSION REMEDIES. Upon U.S. Filter's acceptance and execution of this Agreement, this Article IX shall mutually bind and benefit U.S. Filter and the Stockholders, any of Stockholders' heirs, successors and assigns and any of U.S Filter's successors. Stockholders agree that in light of the inadequacy of damages as a remedy, specific performance shall be available to U.S Filter, in addition to any other remedies U.S. Filter may have for the violation of this Article IX.

      9.8 NATURE OF HOLDINGS; SHARES. All references made in this Article IX to Stockholders' holdings of the Company Shares shall be deemed to include Company Shares held or controlled by any of the Stockholders, individually, jointly (as community property or otherwise), or in any other capacity, and shall extend to any securities issued to any Stockholders in respect of the Company Shares.

                                   ARTICLE X
                           MISCELLANEOUS PROVISIONS

      10.1 AMENDMENT AND MODIFICATIONS. Subject to applicable law, this Agreement may be amended, modified and supplemented only by written agreement between the parties hereto which states that it is intended to be a modification of this Agreement.

      10.2 WAIVER OF COMPLIANCE. Any failure of the Company and the Stockholders, on the one hand, or U.S. Filter and Acquisition Subsidiary, on the other, to comply with any obligation, covenant, agreement or condition herein may be expressly waived in writing by the other party, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

      10.3 EXPENSES. The parties agree that all fees and expenses incurred by them in connection with this Agreement and the Other Agreements and the transactions contemplated hereby and thereby shall be borne by the party incurring such fees and expenses, except that, contingent upon the successful Closing of the Merger, U.S. Filter hereby agrees to assume the reasonable legal and accounting expenses incurred by the Company in the Merger.

      10.4 GOOD FAITH EFFORTS; FURTHER ASSURANCES. Each party will use its good faith efforts to cause all conditions to its and the other parties obligations hereunder to be timely satisfied and to perform and fulfill all obligations on its part to be performed and fulfilled under this Agreement and the Other Agreements, to the end that the transactions contemplated by this Agreement and the Other Agreements shall be effected substantially in accordance with the terms of the Agreement or Other Agreement, as applicable and as reasonably practicable. The parties shall cooperate with each other in such actions and in securing requisite approvals. Each party shall execute and deliver both before and after the Closing such further certificates, agreements and other documents and take such other actions as the other party may reasonably request to consummate or implement the transactions contemplated hereby or to evidence such events or matters.

      10.5 REMEDIES. To the maximum extent permitted by Law, all rights and remedies existing under this Agreement are cumulative to and not exclusive of, any rights or remedies otherwise available under applicable Law.

      10.6 NOTICES. All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or mailed, certified or registered mail with postage prepaid, or by reputable overnight courier:

            (a)   if to the Company, to:

                  The Kinetics Group, Inc.
                  3080 Raymond Street
                  Santa Clara, California 95054
                  Attention:  President

            with a copy to:

                  Eric Lapp, Esq.
                  Gray Cary Ware & Freidenrich, LLP
                  400 Hamilton Avenue
                  Palo Alto, California  94301

      or to such other Person or address as the Company shall furnish to U.S. Filter and Acquisition Subsidiary in writing;

            (b) if to a Stockholder, to the address set forth on the signature page hereto, or to such other Person or address as such Stockholder shall furnish to U.S. Filter and Acquisition Subsidiary in writing, with a copy to Eric Lapp, Esq. at the address provided above;

            (c) if to U.S. Filter or Acquisition Subsidiary, to:

                  United States Filter Corporation
                  40-004 Cook Street
                  Palm Desert, California  92211
                  Attention:    Damian C. Georgino, Esq.
                     Senior Vice President, General Counsel
                              and Corporate Secretary

            with a copy to:

                  O'Melveny & Myers LLP
                  610 Newport Center Drive, Suite 1700
                  Newport Beach, California  92660-6429
                  Attention:  Gary J. Singer, Esq.

      or to such other Person or address as U.S. Filter or Acquisition Subsidiary shall furnish to the Company and the Stockholders in writing.

      10.7. ASSIGNMENT. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other party.

      10.8 PUBLICITY. Neither the Company, any Subsidiary, any Stockholder, U.S. Filter nor Acquisition Subsidiary shall make or issue, or cause to be made or issued, any announcement or written statement concerning this Agreement or the Other Agreements or the transactions contemplated hereby or thereby for dissemination to the general public without the prior consent of the Company or U.S. Filter. This provision shall not apply, however, to any announcement or written statement required to be made by law or the regulations of any federal or state governmental agency.

      10.9 GOVERNING LAW. This Agreement and the legal relations among the parties hereto shall be governed by and construed in accordance with the laws of the State of California, as applied to contracts entered into and to be wholly performed within such State, except with regard to the internal affairs of corporations not incorporated in California (which internal affairs shall be governed by the law of the state or other jurisdiction of incorporation).

      10.10. COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      10.11. HEADINGS. The headings of the Sections and Articles of this Agreement are inserted for convenience only and shall not constitute a part hereof or affect in any way the meaning or interpretation of this Agreement.

      10.12. ENTIRE AGREEMENT. This Agreement, including the Exhibits and Schedules hereto, the Other Agreements, and the other documents and certificates delivered pursuant to the terms of this Agreement and the Other Agreements, set forth the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein, and supersede all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party hereto.

      10.13. THIRD PARTIES. Except as specifically set forth or referred to herein, nothing herein expressed or implied is intended or shall be construed to confer upon or give to any

Person or corporation other than the parties hereto and their successors or assigns, any rights or remedies under or by reason of this Agreement.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, all as of the day and year first above written.

                                  "U.S. FILTER"
                        UNITED STATES FILTER CORPORATION,
                             a Delaware corporation


                        By:    /s/ Damian C. Georgino
                               ---------------------------
                        Name:  Damian C. Georgino
                               ---------------------------
                        Title: Senior Vice President
                               ---------------------------



                              "ACQUISITION SUBSIDIARY"
                        U.S. FILTER/KG ACQUISITION CORP.,
                              a Delaware corporation


                        By:    /s/ Damian C. Georgino
                               ---------------------------
                        Name:  Damian C. Georgino
                               ---------------------------
                        Title: Senior Vice President
                               ---------------------------



                              "COMPANY"
                              THE KINETICS GROUP, INC.,
                              a Delaware corporation

                        By:    /s/ William A. Bianco, Jr.
                               ---------------------------
                        Name:  William A. Bianco, Jr.
                               ---------------------------
                        Title: Chairman
                               ---------------------------

                              "STOCKHOLDERS"

                              THE BIANCO FAMILY 1991 TRUST, DATED
                              FEBRUARY 1, 1991
                              c/o The Kinetics Group, Inc.
                              3080 Raymond Street
                              Santa Clara, California 95054


                       By: /s/ William A. Bianco, Jr.
                           ----------------------------------
                           William A. Bianco, Jr., Trustee



                       By: /s/ Marie R. Bianco
                           -----------------------------------
                           Marie R. Bianco, Trustee

                              /s/ David J. Shimmon
                              --------------------------------
                              David J. Shimmon
                              c/o The Kinetics Group, Inc.
                              3080 Raymond Street
                              Santa Clara, California 95054



                              BT Capital Partners, Inc.
                              130 Liberty Street
                              25th Floor
                              New York, NY 10006


                        By:    /s/ Jeff L. Ott
                               ---------------------------
                        Name:  Jeff L. Ott
                               ---------------------------
                        Title: Managing Director
                               ---------------------------